                                                                     EXHIBIT 4.1

                              CCA HOLDINGS CORP.

                                   as Issuer

                   Harris Trust and Savings Bank, as Trustee


                                   INDENTURE

                         Dated as of February 13, 1997

                                  $82,000,000

                  Series A Senior Subordinated Notes due 1999

                                      and

                  Series B Senior Subordinated Notes due 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                       PAGE

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01.    Definitions.......................................  1
     Section 1.02.    Other Definitions................................. 12
     Section 1.03.    Rules of Construction............................. 13
     Section 1.04.    Form of Documents Delivered to Trustee............ 14
     Section 1.05.    Acts of Holders................................... 15
     Section 1.06.    Notices, etc., to the Trustee and the
                      Issuer............................................ 16
     Section 1.07.    Notice to Holders; Waiver......................... 17
     Section 1.08.    Conflict with TIA................................. 17
     Section 1.09.    Effect of Headings and Table of
                      Contents.......................................... 17
     Section 1.10.    Successors and Assigns............................ 18
     Section 1.11.    Separability Clause............................... 18
     Section 1.12.    Benefits of Indenture............................. 18
     Section 1.13.    GOVERNING LAW..................................... 18
     Section 1.14.    No Recourse Against Others........................ 18
     Section 1.15.    Independence of Covenants......................... 19
     Section 1.16.    Exhibits.......................................... 19
     Section 1.17.    Counterparts...................................... 19
     Section 1.18.    Duplicate Originals............................... 19
     Section 1.19.    Incorporation by Reference of TIA................. 19

                                  ARTICLE II

                              FORM OF SECURITIES

     Section 2.01.    Form and Dating................................... 19
     Section 2.02.    Execution and Authentication; Aggregate
                      Principal Amount.................................. 21
     Section 2.03.    Restrictive Legends............................... 22
     Section 2.04.    Book-Entry Provisions for Global
                      Security.......................................... 24
     Section 2.05.    Special Transfer Provisions....................... 25

                                  ARTICLE III

                                   THE NOTES

     Section 3.01.    Terms............................................. 27

                                      -i-
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     Section 3.02.    Denominations..................................... 28
     Section 3.03.    Temporary Notes................................... 28
     Section 3.04.    Registration, Registration of Transfer
                      and Exchange...................................... 29
     Section 3.05.    Mutilated, Destroyed, Lost and Stolen
                      Notes............................................. 30
     Section 3.06.    Method of Payment................................. 31
     Section 3.07.    Persons Deemed Owners............................. 31
     Section 3.08.    Cancellation...................................... 32
     Section 3.09.    Legal Holidays.................................... 32
     Section 3.10.    CUSIP Number...................................... 32

                                  ARTICLE IV

                       DEFEASANCE OR COVENANT DEFEASANCE

     Section 4.01.    Issuer's Option to Effect Defeasance or
                      Covenant Defeasance............................... 33
     Section 4.02.    Defeasance and Discharge.......................... 33
     Section 4.03.    Covenant Defeasance............................... 34
     Section 4.04.    Conditions to Defeasance or Covenant
                      Defeasance........................................ 34
     Section 4.05.    Deposited Money and U.S. Government
                      Obligations To Be Held in Trust; Other
                      Miscellaneous Provisions.......................... 36
     Section 4.06.    Reinstatement..................................... 37

                                 ARTICLE V

                                  REMEDIES

     Section 5.01.    Events of Default................................. 38
     Section 5.02.    Consequences of an Event of Default............... 39
     Section 5.03.    Collection of Indebtedness and Suits
                      for Enforcement by Trustee........................ 40
     Section 5.04.    Trustee May File Proofs of Claims................. 41
     Section 5.05.    Trustee May Enforce Claims Without
                      Possession of Notes............................... 42
     Section 5.06.    Application of Money Collected.................... 42
     Section 5.07.    Limitation on Suits............................... 43
     Section 5.08.    Unconditional Right of Holders To
                      Receive Principal and Interest.................... 44
     Section 5.09.    Restoration of Rights and Remedies................ 44
     Section 5.10.    Rights and Remedies Cumulative.................... 44
     Section 5.11.    Delay or Omission Not Waiver...................... 45
     Section 5.12.    Control by Majority............................... 45


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                                                                       ----
     Section 5.13.    Waiver of Past Defaults............................45
     Section 5.14.    Undertaking for Costs..............................46

                                  ARTICLE VI

                                  THE TRUSTEE

     Section 6.01.    Certain Duties and Responsibilities................46
     Section 6.02.    Notice of Defaults.................................47
     Section 6.03.    Certain Rights of Trustee..........................47
     Section 6.04.    Trustee Not Responsible for Recitals,
                      Dispositions of Notes or Application of
                      Proceeds Thereof...................................50
     Section 6.05.    Trustee and Agents May Hold Notes;
                      Collections; etc...................................50
     Section 6.06.    Money Held in Trust................................50
     Section 6.07.    Compensation and Indemnification of
                      Trustee and Its Prior Claim........................50
     Section 6.08.    Conflicting Interests..............................51
     Section 6.09.    Corporate Trustee Required;
                      Eligibility........................................52
     Section 6.10.    Resignation and Removal; Appointment of
                      Successor Trustee..................................52
     Section 6.11.    Acceptance of Appointment by Successor.............54
     Section 6.12.    Successor Trustee by Merger, etc...................55
     Section 6.13.    Preferential Collection of Claims
                      Against Issuer.....................................55

                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

     Section 7.01.    Preservation of Information; Issuer To
                      Furnish Trustee Names and Addresses of
                      Holders............................................56
     Section 7.02.    Communications of Holders..........................56
     Section 7.03.    Reports by Trustee.................................56
     Section 7.04.    Reports by Issuer..................................57

                                 ARTICLE VIII

                               SUCCESSOR ENTITY

     Section 8.01.    Merger and Consolidation...........................57
     Section 8.02.    Successor Entity Substituted.......................57


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
                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.01.    Without Consent of Holders.........................58
     Section 9.02.    With Consent of Holders............................58
     Section 9.03.    Compliance with TIA................................60
     Section 9.04.    Revocation and Effect of Consents;
                      Record Date for Consents...........................60
     Section 9.05.    Notation on or Exchange of Notes...................61
     Section 9.06.    Trustee May Sign Amendments, etc...................61

                                   ARTICLE X

                                   COVENANTS

     Section 10.01.   Payment of Principal and Interest..................62
     Section 10.02.   Maintenance of Office or Agency....................62
     Section 10.03.   Money for Note Payments To Be Held in
                      Trust..............................................63
     Section 10.04.   Corporate Existence................................64
     Section 10.05.   Change of Ownership................................65
     Section 10.06.   Management of Cable Properties.....................65
     Section 10.07.   Annualized Cash Flow...............................65
     Section 10.08.   Reporting and Information Requirements.............66
     Section 10.09.   [Intentionally Omitted.]...........................68
     Section 10.10.   Changes in CCE, L.P. Partnership
                      Agreement..........................................68
     Section 10.11.   Limitation on Indebtedness.........................68
     Section 10.12.   Limitation on Restricted Payments..................69
     Section 10.13.   Limitation on Transaction with
                      Affiliates.........................................71
     Section 10.14.   Disposition of Proceeds of Asset Sales.............71
     Section 10.15.   Change of Control..................................72
     Section 10.16.   Sale of Assets.....................................72

                                   ARTICLE XI

                           SATISFACTION AND DISCHARGE

     Section 11.01.   Satisfaction and Discharge of Indenture............73
     Section 11.02.   Application of Trust Money.........................74


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                                  ARTICLE XII

                                 REGISTRATION

     Section 12.01.   Cooperation in Registration....................... 75


                                 ARTICLE XIII

                                 SUBORDINATION

     Section 13.01.   Special Provisions Relating to the CCE-
                      I Credit Facility................................. 79
     Section 13.02.   Agreement to Subordinate; Authorization
                      to Trustee to Take Action to Effectuate
                      Subordination..................................... 81
     Section 13.03.   Definitions of Senior Debt........................ 81
     Section 13.04.   Liquidation; Dissolution; Bankruptcy.............. 82
     Section 13.05.   Default on Senior Debt............................ 83
     Section 13.06.   Subrogation....................................... 83
     Section 13.07.   Relative Rights................................... 84

                                  ARTICLE XIV

                                   GUARANTEE

     Section 14.01.   Guarantee of Notes................................ 84
     Section 14.02.   Future Guarantees................................. 84


                                  ARTICLE XV

                              REDEMPTION OF NOTES

     Section 15.01.   Applicability of Article.......................... 85
     Section 15.02.   Optional Redemption............................... 85
     Section 15.03.   Election to Redeem; Notice to Trustee............. 85
     Section 15.04.   Selection by Trustee of Notes To Be
                      Redeemed.......................................... 85
     Section 15.05.   Notice of Redemption.............................. 86
     Section 15.06.   Deposit of Redemption............................. 87
     Section 15.07.   Notes Payable on Redemption....................... 87
     Section 15.08.   Notes Redeemed in Part............................ 87

TESTIMONIUM.............................................................109


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SIGNATURES............................................................. 109


Exhibit A -           Form of Initial Note............................. A-1
Exhibit B -           Form of Exchange Note............................ B-1
Exhibit C -           Form of Certificate To Be Delivered in
                         Connection with Transfers to Non-QIB
                         Accredited Investors.......................... C-1
Exhibit D -           Form of Certificate To Be Delivered in
                         Connection with Transfers Pursuant to
                         Regulation S.................................. D-1

Exhibit E -           Form of Subordination Agreement.................. E-1

Exhibit F-I -         Form of Guaranty (CCA Acquisition)............... F-1

Exhibit F-II -        Form of Guaranty (CCE, L.P.)..................... F-5

Exhibit F-III -       Form of Guaranty (Cencom Cable).................. F-9

Exhibit F-IV -        Form of Guaranty
                      (New Restricted Subsidiary)......................F-13

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                             CROSS-REFERENCE TABLE

Trust Indenture Act of 1939 Section                                   Indenture Section
-----------------------------------                                   -----------------
(S)310  (a)(1)    ...............................................     6.09
        (a)(2)    ...............................................     6.09
        (a)(3)    ...............................................     Not Applicable
        (a)(4)    ...............................................     Not Applicable
        (a)(5)    ...............................................     6.09
        (b)       ...............................................     6.08, 6.10
        (c)       ...............................................     Not Applicable
(S)311  (a)       ...............................................     6.13
        (b)       ...............................................     6.13
        (c)       ...............................................     Not Applicable
(S)312  (a)       ...............................................     7.01
        (b)       ...............................................     7.02
        (c)       ...............................................     7.02
(S)313  (a)       ...............................................     7.03
        (b)       ...............................................     7.03
        (c)       ...............................................     7.03
        (d)       ...............................................     7.03
(S)314  (a)       ...............................................     7.04
        (a)(4)    ...............................................     10.08
        (b)       ...............................................     Not Applicable
        (c)(1)    ...............................................     1.04, 4.04
        (c)(2)    ...............................................     1.04, 4.04
        (c)(3)    ...............................................     Not Applicable
        (d)       ...............................................     Not Applicable
        (e)       ...............................................     1.04
(S)315  (a)       ...............................................     6.01(a)
        (b)       ...............................................     6.02
        (c)       ...............................................     6.01(b)
        (d)       ...............................................     6.01(c)
        (e)       ...............................................     5.14
(S)316  (a) (last
        sentence) ...............................................     1.01
        (a)(1)(A) ...............................................     5.12, 5.13
        (a)(1)(B) ...............................................     5.13
        (a)(2)    ...............................................     Not Applicable
        (b)       ...............................................     5.08
        (c)       ...............................................     9.04
(S)317  (a)(1)    ...............................................     5.03
        (a)(2)    ...............................................     5.04
        (b)       ...............................................     10.03
(S)318  (a)       ...............................................     1.08

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE, dated as of February 13, 1997, by and between CCA HOLDINGS CORP., a Delaware corporation (the "Issuer"), and Harris Trust and Savings Bank,
                                    ------
as trustee (the "Trustee").
                 -------

     The Issuer has duly authorized the creation of an issue of Series A Senior Subordinated Notes due 1999 (the "Initial Notes") and Series B Senior
                                  -------------
Subordinated Notes due 1999 (the "Exchange Notes" and together with the Initial
                                  --------------
Notes, the "Notes") and, to provide therefor, the Issuer has duly authorized the
            -----
execution and delivery of this Indenture.

     All corporate actions necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligation of the Issuer and to make this Indenture a valid agreement of the Issuer, in accordance with the terms hereof.

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01.  Definitions.
                    -----------

     "Adjusted Consolidated" means, with respect to any Person, such Person and
      ---------------------
its Subsidiaries (other than Subsidiaries which are not Restricted Subsidiaries) on a consolidated basis.

     "Affiliate" means, when used with respect to a specified Person, another
      ---------
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agent" means any Paying Agent or Registrar of the Notes.
      -----

     "Anniversary Date" means December 31 in any year or the next succeeding
      ----------------
Business Day if such date is not a Business Day.

     "Annualized Operating Cash Flow" means an amount equal to Operating Cash
      ------------------------------
Flow for the calendar quarter specified, multiplied by four (4).

     "Areas of Dominant Influence" has the meaning set forth in 47 CFR 76.55(e).
      ---------------------------

     "Bankruptcy Law" means Title 11 of the United States Code or any similar
      --------------
United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to
      ----------------
or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

     "Board of Directors" means the board of directors, management committee or
      ------------------
similar governing body or any authorized committee thereof responsible for the management of the business and affairs of the Issuer.

     "Board Resolution" means a copy of a resolution certified by the Secretary
      ----------------
or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday, public holiday
      ------------
under the laws of the State of Missouri and the State of Illinois or other day on which banking institutions are authorized or obligated to close in St. Louis, Missouri, and Chicago, Illinois.

     "Capital Stock" of any Person means any and all shares, interests,
      -------------
participations and other equivalents (however designated) of corporate stock, equity interests in partnerships or other entities or options, convertible instruments, rights or warrants to purchase such corporate stock, or equity interests in partnerships or other entities.

     "Capitalized Lease Obligation" means the portion of any obligation of the
      ----------------------------
Issuer or the Restricted Subsidiaries as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "CCA Acquisition" means CCA Acquisition Corp., a Delaware corporation.
      ---------------

     "CCE, L.P." means Charter Communications Entertainment, L.P., a Delaware
      ---------
limited partnership.

     "CCE, L.P. Partnership Agreement" means the Agreement of Limited
      -------------------------------
Partnership of CCE, L.P., dated as of September 29, 1995, as the same may be amended, restated or modified from time to time in accordance with this Indenture.

     "CCE-I" means Charter Communications Entertainment I, L.P., a Delaware
      -----
limited partnership.

     "CCE-I Bank Facility Lenders" means Toronto Dominion (Texas), Inc. and The
      ---------------------------
Chase Manhattan Bank (formerly, Chemical Bank), as Documentation Agents, Toronto Dominion (Texas), Inc., The Chase Manhattan Bank (formerly, Chemical Bank), CIBC Inc., Credit Lyonnais Cayman Island Branch and NationsBank, N.A., as Managing Agents, Banque Paribas, Union Bank of California, N.A. (formerly, Union Bank), Fleet Bank, N.A., CoreStates Bank, N.A., ABN AMRO Bank, N.V., Societe Generale and The First National Bank of Boston, as Co-Agents, Toronto Dominion (Texas), Inc., as Administrative Agent and the financial institutions party to the CCE-I Credit Agreement, together with their respective successors and assigns.

     "CCE-I Credit Agreement" means that certain amended and restated loan
      ----------------------
agreement dated as of September 29, 1995, by and among CCE-I, the CCE-I Bank Facility Lenders and Toronto Dominion (Texas), Inc., as administrative agent for the CCE-I Bank Facility Lenders, as amended as of October 31, 1995, January 16, 1996, March 29, 1996, May 24, 1996, November 29, 1996 and February 7, 1997, and
as the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

     "CCE-I Credit Facility" means the credit facilities extended to CCE-I
      ---------------------
pursuant to the CCE-I Credit Agreement.

     "CCE-I Credit Facility Termination Date" means the date on which all
      --------------------------------------
Obligations (as such term is defined in the Subordination Agreement) shall have been indefeasibly paid in full in cash and all commitments to lend in respect of the CCE-I Credit Facility shall have been terminated.

     "CCE-I Partnership Agreement" means the Agreement of Limited Partnership of
      ---------------------------
CCE-I, dated as of September 29, 1995,
as the same may be amended, restated or modified from time to time.

     "CCE Purchase Money Indebtedness" means any Indebtedness or any Qualifying
      -------------------------------
Equity Interest incurred or issued by any partners or future partners of CCE, L.P. or any Persons (other than Charter, KIAV or any of their respective Affiliates that are not or do not become direct or indirect partners of CCE, L.P.) controlling such partners, now outstanding or hereafter incurred or issued in connection with acquiring assets owned or to be owned, directly or indirectly, by any Subsidiary of CCE, L.P., and shall (i) include (a) the Indebtedness evidenced by the Notes and (b) any other Indebtedness to or any Qualifying Equity Interest owned by a seller of such assets and (ii) exclude Indebtedness to or any Qualifying Equity Interest owned by Charter, KIAV or any of their respective Affiliates that are not or do not become direct or indirect partners of CCE, L.P.

     "Cencom Cable" means Cencom Cable Entertainment, Inc., a Delaware
      ------------
corporation.

     "Charter" means Charter Communications, Inc., a Delaware corporation.
      -------

     "Company Request" or "Company Order" means a written request or order of
      ---------------      -------------
the Issuer delivered to the Trustee.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Corporate Trust Office" means the office of the Trustee at which at any
      ----------------------
particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 311 West Monroe Street, Chicago, Illinois 60606.

     "Custodian" means any receiver, interim receiver, receiver and manager,
      ---------
receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other Person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

     "Debt Service" means, without duplication, payment of principal, interest,
      ------------
fees, premiums and penalties on or with respect to any Indebtedness.

     "Default" means any event that is or with the passing of time or giving of
      -------
notice or both would be an Event of Default.

     "Depository" means The Depository Trust Company, its nominees and
      ----------
successors.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange Notes" has the meaning provided in the second introductory
      --------------
paragraph of this Indenture.

     "GAAP" means generally accepted accounting principles, as in effect in the
      ----
United States from time to time, consistently applied.

     "Global Note" has the meaning provided in Section 2.01.
      -----------

     "Holder" or "Noteholder" means a Person in whose name a Note is registered
      ------      ----------
in the Note Register.

     "Indebtedness" means, with respect to a Person, (a) all items, which, in
      ------------
accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, except (i) accounts payable which by their terms are less than sixty (60) days past due, (ii) items of partners' equity or capital stock or surplus, or (iii) items of general contingency or deferred tax reserves, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject (but if the obligation secured thereby shall not have been assumed, then only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien), (c) all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement,
(d) all reimbursement obligations with respect to outstanding letters of credit, and (e) all obligations of such Person under Interest Rate Hedge Agreements.

     "Indebtedness for Money Borrowed" means, with respect to any Person, money
      -------------------------------
borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, and all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date for such interest shall be deemed Indebtedness for Money Borrowed. Where obligations are evidenced by bonds, debentures, notes or other similar instruments whose face amount exceeds the amount received by such Person with respect thereto, only the amount received plus debt discount amortized as of the calculation date need be taken into account as Indebtedness for Money Borrowed.

     "Indenture" means this instrument as originally executed (including all
      ---------
exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Initial Holder" means HC Crown Corp., a Delaware corporation.
      --------------

     "Initial Notes" has the meaning provided in the second introductory
      -------------
paragraph of this Indenture.

     "Institutional Accredited Investor" means an institution that is an
      ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Expense" means, for any period, the aggregate amount of all
      ----------------
interest paid or accrued in respect of Indebtedness for Money Borrowed and the portion of payments under Capitalized Lease Obligations which constitutes imputed interest, in each case, of any Person on an Adjusted Consolidated basis during such period.

     "Interest Rate Hedge Agreement" means the obligations of any Person
      -----------------------------
pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall also include, without limitation, interest rate swaps, caps, swaptions, captions, floors, collars and similar agreements.

     "Issuer" means the Person named as the "Issuer" in the first introductory
      ------
paragraph of this Indenture, until a
successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" means such successor Person.

     "KIAV" means Kelso Investment Associates V, L.P., a Delaware limited
      ----
partnership.

     "Lien" means, with respect to any property, any mortgage, lien, pledge,
      ----
assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "Net Income" means, as applied to any Person, for any fiscal period, the
      ----------
aggregate amount of net income (or net loss) after taxes, for such period for such Person on an Adjusted Consolidated basis.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in
      ---------------
Regulation S.

     "Notes" means the Initial Notes and the Exchange Notes treated as a single
      -----
class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Obligations" means all unpaid principal and interest under the Notes, and
      -----------
all other obligations of the Issuer to any Holder arising under this Indenture.

     "Offering Memorandum" means the offering memorandum dated February 10,
      -------------------
1997, pursuant to which the Initial Notes were offered and sold by the Initial Holder, and any supplement thereto.

     "Officer" means, with respect to any Person, the Chairman, the Chairman of
      -------
the Board, the Chairman of the Management Committee, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person (or, if such Person is a partnership, of the general partner of such Person), or any other officer designated by the Board of Directors serving in a similar capacity.

     "Officers' Certificate" means a certificate signed by the Chairman, the
      ---------------------
Chairman of the Board, the Chairman of the Management Committee, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or a

Vice President, and by the Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee.

     "Operating Cash Flow" means, for any Person in respect of any quarterly or
      -------------------
annual period, as applicable, without duplication, the remainder of (a) the sum of Net Income of such Person, plus, to the extent deducted in calculating Net Income of such Person, (i) Interest Expense of such Person, (ii) depreciation,
(iii) amortization, (iv) management fees and financial advisory fees paid, (v) income tax expense, and (vi) other non-cash items, less (b) extraordinary income, all as determined in accordance with GAAP.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel
      ------------------
for the Issuer (including the general counsel, or other senior in-house counsel, of the Issuer or CCE-I) or the Trustee, and who shall be acceptable to the Trustee, which opinion is delivered to the Trustee.

     "Outstanding" means, as of the date of determination, all Notes theretofore
      -----------
authenticated and delivered under this Indenture, except:

               (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or any Affiliate thereof) in trust for the Holders of such Notes, provided, that if such
                                                      --------
     Notes are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

             (iii) Notes with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article IV, to the extent provided in Sections 4.02 and 4.03; and

              (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide
                                                                    ---- ----
     purchaser in whose hands the Notes are valid obligations of the Issuer;

provided, that in determining whether the Holders of the requisite principal
--------
amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor under the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor under the Notes or any Affiliate of the Issuer or such other obligor.

     "Paying Agent" means any Person authorized by the Issuer to pay the
      ------------
principal of or interest on any Notes on behalf of the Issuer.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Predecessor Note" means, with respect to any particular Note, every
      ----------------
previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.05 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Private Placement Legend" means the legend initially set forth on the
      ------------------------
Initial Notes in the form set forth in Section 2.03.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified
      -----------------------------      ---
in Rule 144A under the Securities Act.

     "Qualifying Equity Interest" means a preferred equity interest in any
      --------------------------
Person which, for at least so long as the Notes are outstanding (i) shall have a stated liquidation preference and a stated dividend rate, and (ii) shall, if such preferred equity interest is convertible into a common (or equivalent) equity interest, contain a provision whereby upon such conversion (a) the preferred capital account, if any, related to the converted portion of such preferred equity interest shall terminate and (b) such converted portion of such preferred equity interest shall no longer be a Qualifying Equity Interest.

     "Redemption Date" means, with respect to any Note to be redeemed, any date
      ---------------
fixed for such redemption by or pursuant to this Indenture and the terms of the Notes.

     "Redemption Price" means, with respect to any Note to be redeemed, the
      ----------------
price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

     "Registrar" has the meaning provided in Section 3.04.
      ---------

     "Regular Record Date" means each April 21 and October 21 in any year.
      -------------------

     "Regulation S" means Regulation S under the Securities Act.
      ------------

     "Responsible Officer" means, with respect to the Trustee, the chairman or
      -------------------
vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Security" has the meaning assigned to such term in Rule
      -------------------
144(a)(3) under the Securities Act, provided, that the Trustee shall be entitled
                                    --------
to request and conclusively rely on an Opinion of Counsel with respect to whether any Initial Note constitutes a Restricted Security.

     "Restricted Subsidiary" means CCA Acquisition, Cencom Cable, CCE, L.P.,
      ---------------------
CCE-I, any Subsidiary of CCE-I and any other, direct or indirect, Subsidiary of the Issuer which has, or comes to have in the future, a direct or indirect ownership interest in CCE-I or its Subsidiaries.

     "Rule 144A" means Rule 144A under the Securities Act.
      ---------

     "SEC" means the Securities and Exchange Commission, as from time to time
      ---
constituted, or, if at any time after the execution of this Indenture such commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Semi-Annual Date" means each June 30th or the next succeeding Business Day
      ----------------
if such date is not a Business Day.

     "Special Record Date" means a date fixed by the Trustee  for determination
      -------------------
of the Holders of record of the Notes prior to a Redemption Date.

     "Stated Maturity Date" means December 31, 1999.
      --------------------

     "Subordinated Indebtedness" means any Indebtedness of which the Issuer is
      -------------------------
an obligor that by its terms is expressly subordinated in right and priority of payment to the Notes.

     "Subordination Agreement" means, collectively, (i) the Amended and Restated
      -----------------------
Subordination Agreement dated as of November 15, 1996 by and between HC Crown Corp., a Delaware corporation and the Issuer in favor of the CCE-I Bank Facility Lenders and Toronto Dominion (Texas), Inc., as administrative agent for the CCE-I Bank Facility Lenders, and (ii) each other Subordination Agreement by and between any Holder (or the Trustee, on behalf of any such Holder) and the Issuer in favor of the CCE-I Bank Facility Lenders and Toronto Dominion (Texas), Inc., as administrative agent for the CCE-I Bank Facility Lenders, in each case, as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time.

     "Subsidiary" means, in respect of any Person, any corporation of which such
      ----------
Person owns more than 50% of the equity interest and any partnership or other Person to the extent said Person owns more than 50% of the equity interest in same.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as
      -------------------      ---
amended, and as in effect from time to time.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of
      -------
this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" means such successor Trustee.

     "U.S. Government Obligations" means securities that are (i) direct
      ---------------------------
obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law)
                                   --------
such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     Section 1.02.  Other Definitions.
                    -----------------

                                                   DEFINED
          TERM                                    IN SECTION
          ----                                    ----------
          "Act".......................................  1.05
          "Agent Members".............................  2.04
          "Authenticating Agent"......................  2.02
          "covenant defeasance".......................  4.03
          "Default Rate".............................. 10.01
          "Defaulted Interest"........................  3.06
          "defeasance"................................  4.01
          "Defeased Notes"............................  4.01
          "due" and/or "payable"......................  3.01
          "Event of Default"..........................  5.01
          "Guarantees"................................ 14.01
          "Global Note................................  2.01
          "joint venture subsidiary(ies)".............  8.01
          "New Senior Debt Level"..................... 10.14
          "New Restricted Subsidiary Guarantee........ 14.02
          "Non-Global Purchasers".....................  2.01
          "Notice of Default".........................  5.01
          "Offshore Physical Note"....................  2.01

                                                   DEFINED
          TERM                                    IN SECTION
          ----                                    ----------
          "Offshore Physical Note Holder".............  2.01
          "Payment Date"..............................  4.04
          "Physical Notes"............................  2.01
          "Registrar "................................  3.04
          "Registration Expenses"..................... 12.01
          "Senior Debt"............................... 13.03
          "Senior Debt Threshold......................  5.01
          "U.S. Physical Notes".......................  2.01

     Section 1.03.  Rules of Construction.
                    ---------------------

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America;

          (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation"; and

          (g) any reference to an Article, Section, subsection, Exhibit or Annex refers to such Article, Section, subsection, Exhibit or Annex of this Indenture unless otherwise specified.

     Section 1.04.  Form of Documents Delivered to Trustee.
                    --------------------------------------

     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with, and (c) where applicable, a certificate or opinion by an accountant that complies with Section 314(c) of the TIA.

     Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the Person making such certificate or rendering such Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

     Section 1.05.  Acts of Holders.
                    ---------------

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient including, without limitation, by verification from a notary public or signature guarantee.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 1.06.  Notices, etc., to the Trustee and the Issuer.
                    --------------------------------------------

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing (by means of facsimile transmission (which shall be deemed to have been duly given or made upon receipt), sent by U.S. mail (postage prepaid), or sent prepaid via a nationally recognized private courier service), to or with the Trustee at the Corporate Trust Office or at any other address previously furnished in writing to the Holders and the Issuer by the Trustee or at the Office of any drop agent specified to the Holders and the Issuer from time to time; and

          (b) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing (by means of facsimile transmission (which shall be deemed to have been duly given or made upon receipt), sent by U.S. mail (postage prepaid), or sent prepaid via a nationally recognized private courier service), to the Issuer, c/o Charter Communications, Inc., addressed to it at: 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131,
     Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Issuer.

                                      -16

     Section 1.07.  Notice to Holders; Waiver.
                    -------------------------

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, or sent prepaid via a nationally recognized private courier service, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 1.08.  Conflict with TIA.
                    -----------------

     If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, such provision or requirement of the TIA shall control.

     If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, such provision of the TIA shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     Section 1.09.  Effect of Headings and Table of Contents.
                    ----------------------------------------

     The Article and Section headings herein and the table of contents are for reference purposes only and shall not control or affect the construction of this Indenture or the interpretation hereof in any respect.

     Section 1.10.  Successors and Assigns.
                    ----------------------

     All covenants and agreements in this Indenture by the Issuer and Trustee shall bind their respective successors and assigns, whether so expressed or not.

     Section 1.11.  Separability Clause.
                    -------------------

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12.  Benefits of Indenture.
                    ---------------------

     Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13.  GOVERNING LAW.
                    -------------

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE ISSUER, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     Section 1.14.  No Recourse Against Others.
                    --------------------------

     No director, officer, partner, affiliate, employee or stockholder of the Issuer or of any other obligor on the Notes as such, shall have any liability for any obligations of the Issuer or such other obligor under the Notes or this Indenture. Each holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     Section 1.15.  Independence of Covenants.
                    -------------------------

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

     Section 1.16.  Exhibits.
                    --------

     All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 1.17.  Counterparts.
                    ------------

     This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 1.18.  Duplicate Originals.
                    -------------------

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 1.19.  Incorporation by Reference of TIA.
                    ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.


                                   ARTICLE II

                               FORM OF SECURITIES

     Section 2.01.  Form and Dating.
                    ---------------

     The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer and the Trustee shall approve the form of the Notes and the Issuer shall approve any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

     The terms and provisions contained in the Notes, in the forms annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Initial Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), and
                                                       -----------
deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Initial Notes originally purchased by or transferred to (i) Institutional Accredited Investors who are not QIBs, (ii) except as described below, Persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act or (iii) any other Persons who are not QIBs (collectively, "Non-Global Purchasers") will be issued in registered form
                ---------------------
without coupons substantially in the form of Exhibit A (the "U.S. Physical
                                                             -------------
Notes").  Upon the transfer to a QIB of U.S Physical Notes initially issued to a
-----
Non-Global Purchaser, such U.S. Physical Notes will be exchanged for an interest in the Global Note or in the Notes in the custody of the Trustee representing the principal amount of Notes being transferred.

     Initial Notes originally purchased by Persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act will be represented upon issuance by a temporary global note certificate substantially in the form of Exhibit A (the "Offshore Physical Notes" and
                                             -----------------------
together with the U.S. Physical Notes, the "Physical Notes") which will not be
                                            --------------
exchangeable for U.S. Physical Notes or the Global Note until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of
     ------------------------
Regulation S under the

Securities Act. The Offshore Physical Notes will be registered in the name of, and be held by, an offshore physical note holder (the "Offshore Physical Note
                                                       ----------------------
Holder") until the expiration of such 40-day period, at which time the Offshore
------
Physical Notes will be delivered to the Trustee in exchange for either definitive certificated Notes registered in the names requested by the Offshore Physical Note Holder or, in the case of any such Notes to be registered in the name of a QIB, an interest in the Global Note representing the principal amount of Notes so being exchanged. In addition, until the expiration of such 40-day period, transfers of interests in the Offshore Physical Notes can only be effected through the Offshore Physical Note Holder in accordance with the requirements of Section 2.05.

     Section 2.02.  Execution and Authentication; Aggregate Principal Amount.
                    --------------------------------------------------------

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom, shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication and the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $82,000,000, and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of the Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Notes, Offshore

Physical Notes or U.S. Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $82,000,000, except as provided in
Section 3.05.

     The Trustee may appoint an authenticating agent (the "Authenticating
                                                           --------------
Agent") reasonably acceptable to the Issuer to authenticate Notes.  Unless
-----
otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

     Section 2.03.  Restrictive Legends.
                    -------------------

     Each Global Note and U.S. Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the
                                               ------------------------
face thereof until the date which is three years after the original issuance of the Initial Notes unless otherwise agreed by the Issuer and the Holder thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE
                            --------------
     OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE

     904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Each Global Note shall also bear the following legend on the face thereof:

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF
                   ---
     TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY

     SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE INDENTURE.

     Section 2.04.  Book-Entry Provisions for Global Security.
                    -----------------------------------------

     (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository, and (iii) bear legends as set forth in Section 2.03.

     Members of, or participants in, the Depository ("Agent Members") shall have
                                                      -------------
no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any Agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.05. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.05, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.03.

     (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 2.05.  Special Transfer Provisions.
                    ---------------------------

     (a)  Transfers to Non-QIB Institutional Accredited Investors and Non-U.S.
          --------------------------------------------------------------------
Persons.  The following provisions shall apply with respect to the registration
-------
of any proposed transfer of an Initial Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the date which is three years after the original issuance of the Initial Notes or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

     (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required, by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Issuer shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

     (b)  Transfers to QIBs. The following provisions shall apply with respect
          -----------------
to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c)  Private Placement Legend. Upon the transfer, exchange or replacement
          ------------------------
of Initial Notes not bearing the Private Placement Legend, the Registrar shall deliver Initial Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Initial Notes bearing the Private Placement Legend, the Registrar shall deliver only Initial Notes that bear the Private Placement Legend unless (i) the requested transfer is after the date which is three years after the original issuance of the Notes or (ii) there is delivered to the Registrar an Opinion of Counsel (which shall be furnished at the expense of the transferring Holder) reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d)  General. By its acceptance of any Initial Note bearing the Private
          -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.04 or this Section 2.05. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE III

                                   THE NOTES

     Section 3.01.  Terms.
                    -----

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $82,000,000 in aggregate principal amount, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 9.05, or 15.08. The Exchange Notes will only be issued in exchange for an equal principal amount of Initial Notes.

     The unpaid principal amount of the Notes shall bear interest for each day until due at the rate of 13% per annum. Interest will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from January 18, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months, and unpaid interest shall compound on each Anniversary Date and on each Semi-Annual Date at the then applicable per annum rate. Unless due and payable earlier under the terms of this Indenture or the Notes but subject, in all cases, to the terms of Article XIII, the Issuer shall pay on the Stated Maturity Date the unpaid principal amount, together with accrued and unpaid interest. If payment is not so made, the Notes shall be subject to penalty as provided in Section 5.02. Notwithstanding anything set forth in this Indenture or the Notes to the contrary, principal of and interest on the Notes shall not be "due" and/or "payable" until the earlier of (i) the earliest date on or after the Stated Maturity Date which is on or after the CCE-I Credit Facility Termination Date and (ii) January 18, 2019.

     Section 3.02.  Denominations.
                    -------------

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000,000 or more.

     Section 3.03.  Temporary Notes.
                    ---------------

     Pending the preparation of definitive Notes, the Issuer may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holders. Upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 3.04.  Registration, Registration of Transfer and Exchange.
                    ---------------------------------------------------

     The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as the Person
--------------
appointed as being responsible for the keeping of the Note Register (the "Registrar") may prescribe, the Issuer shall provide for the registration of
----------
Notes and of transfers of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount.

     At the option of the Holder, Notes in certificated form may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation or create any new obligations of the Issuer.

     Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Issuer or the Registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

     Upon the registration of transfer or exchange or redemption of Notes, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, and any other expenses (including the fees and expenses of the Trustee) connected therewith, other than exchanges pursuant to
Section 3.03 or 9.05 not involving any transfer.

     The Issuer shall not be required to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

     When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request.

     Section 3.05.  Mutilated, Destroyed, Lost and Stolen Notes.
                    -------------------------------------------

     If (a) any mutilated Note is surrendered to the Trustee, or (b) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which any of them may suffer if a Note is replaced, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     Upon the issuance of any replacement Notes under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses

(including the fees and expenses of the Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 3.06.  Method of Payment.
                    -----------------

     All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Issuer hereunder or under any Note shall be payable before 12:00 noon Central Time, on the day when due without presentment, demand for payment, protest or notices of protest, nonpayment or dishonor of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, subject, in all cases, to the terms of Articles VI and XIII. Such payments shall be made in U.S. dollars, without set-off of any nature. Payments shall be made in immediately available funds to such U.S. bank account of which three Business Days' prior written notice has been given by any Holder; otherwise they shall be made by check at the last known address of a Holder.

     Section 3.07.  Persons Deemed Owners.
                    ---------------------

     Prior to and at the time of due presentment for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.06) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

     Section 3.08.  Cancellation.
                    ------------

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.08, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed in accordance with the applicable governmental record retention regulations and certification of their destruction shall be delivered to the Issuer unless by a Company Order the Issuer shall direct that the cancelled Notes be returned to it. The Trustee shall provide to the Issuer a list of all Notes that have been cancelled from time to time as requested by the Issuer.

     Section 3.09.  Legal Holidays.
                    --------------

     Any action or payment required to be made under this Indenture or the Notes on a day which is not a Business Day, may (notwithstanding any other provision of this Indenture or of the Notes) be taken or made on the next succeeding Business Day with the same force and effect as if made on the day required.

     Section 3.10.  CUSIP Number.
                    ------------

     The Issuer in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders, provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. All Notes shall bear identical CUSIP numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number of the Notes.

                                      -32

                              ARTICLE IV

                       DEFEASANCE OR COVENANT DEFEASANCE

     Section 4.01.  Issuer's Option to Effect Defeasance or Covenant Defeasance.
                    -----------------------------------------------------------

     The Issuer may, at its option, at any time terminate certain of the obligations of the Issuer with respect to the outstanding Notes, as set forth in this Article, and elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the
                                      --------------
conditions set forth below in Section 4.04.

     Section 4.02.  Defeasance and Discharge.
                    ------------------------

     Upon the Issuer's exercise under Section 4.01 of the option applicable to this Section 4.02, the Issuer shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For
                                                            ----------
this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section
4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (b) the Issuer's obligations with respect to such Defeased Notes under Sections 3.03, 3.04, 3.05, 7.01, 10.01, 10.02 and 10.03,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article IV. Subject to compliance with this Article IV, the Issuer may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

     Section 4.03.  Covenant Defeasance.
                    -------------------

     Upon the Issuer's exercise under Section 4.01 of the option applicable to this Section 4.03, the Issuer shall be released from its obligations under any covenant or provision contained in Sections 10.04 through 10.16 and the provisions of Article VIII shall not apply, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be
 -------------------
"Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(e) but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

     Section 4.04.  Conditions to Defeasance or Covenant Defeasance.
                    -----------------------------------------------

     The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Outstanding Notes:

          (a) The Issuer shall have irrevocably (i) selected a date for the payment of principal of and accrued interest on the Defeased Notes (the "Payment Date") and (ii) deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article IV applicable to
     it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (x) cash, in United States dollars, in an amount, or (y) U.S. Government Obligations maturing as to principal and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on Defeased Notes not later than one day before the Payment Date, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest on the Defeased Notes on the Payment Date in accordance with the terms of this Indenture and the Notes, provided, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuer instructing the Trustee (or other qualifying trustee) to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes; and provided further, that from and after the time of deposit, the
                -------- -------
     cash or U.S. Government Obligations deposited shall not be subject to the rights of the holders of other Indebtedness of the Issuer;

          (b) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(c) or
     (d) are concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

          (c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

          (d) In the case of an election under Section 4.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (e) In the case of an election under Section 4.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (f) The Issuer shall have delivered to the Trustee an Opinion of Counsel in form and substance reasonably acceptable to the Trustee to the effect that (i) the trust funds established pursuant to this Article will not be subject to any rights of any other holders of Indebtedness of the Issuer, and (ii) after the 91st day following the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (g) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03, as the case may be, have been complied with and (ii) if any other Indebtedness of the Issuer shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

     Opinions required to be delivered under this Section shall be in compliance with the requirements set forth in Section 1.04 and this Section 4.04.

     Section 4.05.  Deposited Money and U.S. Government Obligations To Be Held
                    ----------------------------------------------------------
in Trust; Other Miscellaneous Provisions.
----------------------------------------

     Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article VI, collectively for purposes of this Section 4.05, the "Trustee")
                                                                       -------
pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or any

Affiliate of the Issuer) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

     Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent' public accountants satisfactory to the Trustee expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     Section 4.06.  Reinstatement.
                    -------------

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, provided, that if the Issuer
                                               --------
makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE V

                                   REMEDIES

     Section 5.01.  Events of Default.
                    -----------------

     An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

          (a)  the Issuer shall fail to pay, when due, principal of any Note; or

          (b) the Issuer shall fail to pay, when due, interest on any Note, or any other amount due under this Indenture or under any Note and such failure shall have continued for a period of three Business Days; or

          (c) a proceeding shall have been instituted in respect of the Issuer (and shall have remained undismissed for a period of 60 consecutive days if not instituted by the Issuer):

               (i) seeking a declaration or entailing a finding that the Issuer is insolvent or a similar declaration or finding, or seeking dissolution, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Issuer, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, forfeiture of charter, or any other similar law now or hereafter in effect, or

               (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Issuer or for all or any substantial part of its property; or

          (d) the Issuer shall become insolvent, shall become generally unable to pay its debts as they become due or shall not generally pay its debts as they become due, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 5.01(c)(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 5.01(c)(ii) or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing; or

          (e) any default shall occur in the performance or observance of any covenant contained in Article X and shall have continued for a period of thirty Business Days after notice from any Holder to the Issuer; or

          (f) the Issuer (i) shall default (as principal or as guarantor or other surety), unless such default shall have been waived or cured, in any payment of principal of or interest on any Indebtedness for Money Borrowed (other than Indebtedness incurred under this Indenture and the Notes) in the aggregate amount of the lesser of $7,500,000 or the Senior Debt Threshold (as defined below) or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded, in each case allowing any applicable grace period to lapse, or (ii) shall default (unless such default has been waived or cured) in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations are created, secured or evidenced if the effect of such default is to cause all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

          (g) one or more final judgments for the payment of money shall have been entered against the Issuer which judgment or judgments in the aggregate exceed the lesser of $7,500,000 or the Senior Debt Threshold (as defined below) in the aggregate and which remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days.

     For purposes of Sections 5.01(f) and (g), the references to "Senior Debt Threshold" shall mean the amounts provided in the most nearly comparable provisions of the Senior Debt.

     Section 5.02.  Consequences of an Event of Default.
                    -----------------------------------

     Subject, in all cases, to the terms of Article XIII, if an Event of Default specified in Section 5.01 shall occur and be continuing or shall exist, (i) any Holder, if an Event of Default occurs under Section 5.01(a) or 5.01(b) or (ii) the Holders of a majority in principal amount of the Notes if an

Event of Default occurs and is continuing other than under Section 5.01(a) or 5.01(b), may, at its or their option, by written notice to the Issuer and/or to the Trustee elect to declare the unpaid principal amount of the Notes which such Holders hold, interest accrued thereon and all other amounts owed by the Issuer under this Indenture or under the Notes which such Holders hold to be immediately due and payable; provided, that if the Issuer fails to pay all of
                             --------
the outstanding principal on or prior to the Stated Maturity date or all of the accrued and unpaid interest on or prior to the third day following the Stated Maturity Date, there shall be imposed upon the unpaid principal amount of each Note (in addition to the 13% per annum interest rate set forth in Section 3.01 and, if applicable, the Default Rate of interest as set forth in Section 10.01) a penalty rate of interest as follows (which shall accrue through the date of repayment and be based on a year of 360 days of twelve 30-day months):

       Year Ending December 31      Per Annum Penalty Rate
       -----------------------      ----------------------
          2000                           5%
          2001                           7%
          2002                           9%
          2003                          11%
          2004 and thereafter           13%

     Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Trustee.
-------

     The Issuer covenants that if:

          (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days or more, or

          (b) default is made in the payment of the principal of any Note when such principal becomes due and payable,

the Issuer, subject in all cases, to Article XIII, will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Subject, in all cases, to Article XIII, if the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

     Subject, in all cases, to Article XIII, if an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effective to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Issuer shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

     Section 5.04.  Trustee May File Proofs of Claims.
                    ---------------------------------

     Subject, in all cases, to Article XIII, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes, or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, but is not obligated under this paragraph

          (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the

     Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the
                                                   --------  -------
Trustee may, on behalf of the Holders and subject, in all cases, to Article XIII, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

     Section 5.05.  Trustee May Enforce Claims Without Possession of Notes.
                    ------------------------------------------------------

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Section 5.06.  Application of Money Collected.
                    ------------------------------

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  to the Trustee for amounts due under Section 6.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

          Fourth:  the balance, if any, to the Issuer.

     The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.06.

     Section 5.07.  Limitation on Suits.
                    -------------------

     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless, and subject, in all cases, to Article XIII,

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than a majority of the principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 15 days after its receipt of any notice or request referred to in subsection (a) or (b) above and an offer of indemnity referred to in subsection (c) above has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

     Section 5.08.  Unconditional Right of Holders To Receive Principal and
                    -------------------------------------------------------
Interest.
--------

     Subject, in all cases, to Article XIII, notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment, in United States dollars, of the principal of and (subject to Section 3.06) interest on such Note when due and payable, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 5.09.  Restoration of Rights and Remedies.
                    ----------------------------------

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.10.  Rights and Remedies Cumulative.
                    ------------------------------

     Except as provided in Section 3.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11.  Delay or Omission Not Waiver.
                    ----------------------------

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 5.12.  Control by Majority.
                    -------------------

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, that:
                                                        --------

          (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to liability; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 5.13.  Waiver of Past Defaults.
                    -----------------------

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

          (a) in the payment of the principal of or interest on any Note; or

          (b) in respect of a covenant or provision under this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 5.14.  Undertaking for Costs.
                    ---------------------

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the date when due and payable.


                                   ARTICLE VI

                                  THE TRUSTEE

     Section 6.01.  Certain Duties and Responsibilities.
                    -----------------------------------

     (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

     Section 6.02.  Notice of Defaults.
                    ------------------

     Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, provided, that,
                                                                 --------
except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 6.03.  Certain Rights of Trustee.
                    -------------------------

     Subject to Section 6.01 and the provisions of Section 315 of the TIA:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Request or Company Order of the Issuer and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution of the Issuer thereof;

          (c) before the Trustee acts or refrains from acting, the Trustee may consult, at the expense of the Issuer, with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonable to it against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, provided,
                                                     --------
     that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand, provided, further, the Trustee in its discretion may make such further
     --------  -------
     inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney during the reasonable business hours of the Issuer;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;

          (i) except for a default under Sections 501(a) or 501(b) or any other event of which the Trustee has actual knowledge, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing by the Issuer or the holders of not less than a majority in aggregate principal amount of the Notes outstanding; and

          (j) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

     Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of Notes
                    -----------------------------------------------------------
or Application of Proceeds Thereof.
----------------------------------

     The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuer in connection with the registration of any Notes issued hereunder are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

     Section 6.05.  Trustee and Agents May Hold Notes; Collections; etc.
                    ----------------------------------------------------

     The Trustee, any Paying Agent, the Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, the Registrar or such other agent and, subject to Sections 6.08 and 6.13 and Sections 310 and 311 of the TIA, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, the Paying Agent, the Registrar or such other agent.

     Section 6.06.  Money Held in Trust.
                    -------------------

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

     Section 6.07.  Compensation and Indemnification of Trustee and Its Prior
                    ---------------------------------------------------------
Claim.
-----

     The Issuer covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such reasonable expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Issuer to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Issuer and held in trust for the benefit of the Holders of particular Notes under this Indenture. All such payments and reimbursements shall be made with interest at the base (Prime) rate charged at the time by the Trustee or an affiliate of the Trustee for loans to commercial customers. The Trustee shall be entitled to file a proof of claim in any bankruptcy proceeding as a secured creditor for its reasonable compensation, fees and expenses under this Section 6.07.

     When the Trustee incurs expenses under Section 5.01(c) or (d), the expenses (including reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

     Section 6.08.  Conflicting Interests.
                    ---------------------

     The Trustee shall be subject to and comply with the provisions of Section 310(b) of the TIA.

     Section 6.09.  Corporate Trustee Required; Eligibility.
                    ---------------------------------------

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(l) and 310(a)(5) and which shall have a combined capital, surplus and undivided profits of at least $50,000,000, and have an office or agency at which Notes may be presented for transfer and redemption and at which demands may be made in the City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.10.  Resignation and Removal; Appointment of Successor Trustee.
                    ---------------------------------------------------------

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Issuer at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA in accordance with Section 6.06 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Issuer may remove the Trustee, or (ii) subject to
Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such removal or incapability, or the occurrence of such vacancy, the Issuer shall fail to appoint a successor Trustee, a successor Trustee shall be appointed by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by written notice (by means of facsimile transmission (which shall be deemed to have been duly given or made upon receipt), sent by U.S. mail (postage prepaid), or sent prepaid via a nationally recognized private courier service) of such event to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 6.11.  Acceptance of Appointment by Successor.
                    --------------------------------------

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Issuer or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

     No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

     Upon acceptance of appointment by any successor Trustee as provided in this
Section 6.11, the Issuer shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10(f). If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

     Section 6.12.  Successor Trustee by Merger, etc.
                    ---------------------------------

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this
                    --------
Article to serve as Trustee hereunder.

     In case at the time such successor to the Trustee under this Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this Section
6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     Section 6.13.  Preferential Collection of Claims Against Issuer.
                    ------------------------------------------------

     The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of that Act. If the present or any future Trustee shall resign or be removed, it shall be subject to Section 311(a) of the TIA to the extent provided therein.

                              ARTICLE VII

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

     Section 7.01.  Preservation of Information; Issuer To Furnish Trustee Names
                    ------------------------------------------------------------
and Addresses of Holders.
------------------------

     (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders, provided, that if and for so long as the Trustee shall be the
             --------
Registrar, the Note Register shall satisfy the requirements relating to such list. Neither the Issuer nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

     (b) The Issuer will furnish or cause to be furnished to the Trustee

               (i) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

               (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list in similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Section 7.01(b).

     Section 7.02.  Communications of Holders.
                    -------------------------

     Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the TIA. The Issuer and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the TIA.

     Section 7.03.  Reports by Trustee.
                    ------------------

     Within 60 days after each May 15, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such date that complies with Section 313(a) of the TIA, provided, that if no such event as described in Section 313(a) of the TIA has occurred within such period then no such report need be transmitted. The Trustee shall also comply with Sections 313(b), 313(c) and 313(d) of the TIA. At the time of its mailing to Holders, a copy of each report shall be filed with the Issuer, the SEC and with each national securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with Section 313(d) of the TIA.

     Section 7.04.  Reports by Issuer.
                    -----------------

     The Issuer shall file with the Trustee copies of the reports and of the information and documents which the Issuer is required to provide to any Person under Section 10.08.


                                  ARTICLE VIII

                                SUCCESSOR ENTITY

     Section 8.01.  Merger and Consolidation.
                    ------------------------

     Except as permitted under Section 10.16(a), the Issuer shall not merge or consolidate with, or permit any Restricted Subsidiary to merge or consolidate with, any entity (other than a merger between two Restricted Subsidiaries, a merger between the Issuer and a Restricted Subsidiary in which the Issuer is the surviving entity or a merger of a Restricted Subsidiary with another entity in which either such Restricted Subsidiary is the surviving entity or such other entity becomes a Restricted Subsidiary of the Issuer).

     Section 8.02.  Successor Entity Substituted.
                    ----------------------------

     Upon any consolidation or merger in accordance with Section 8.01, the successor Person or Persons formed by such consolidation or into which such Issuer is merged shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the liabilities and obligations of, such Issuer under this Indenture and the Notes with the same effect as if such successor had been named as such Issuer in this Indenture and the Notes. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.01.  Without Consent of Holders.
                    --------------------------

     The Issuer and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (a)  to cure any ambiguity, defect or inconsistency, provided, that
                                                               --------
     such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

          (b)  to comply with Article VIII;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

          (f) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

          (g) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Holders hereunder.

     The Issuer shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change under this Section 9.01 does not adversely affect the rights of any Holder.

     Section 9.02.  With Consent of Holders.
                    -----------------------

     Subject to Section 5.08, the Issuer and the Trustee may amend any of this Indenture, the Notes, the Guarantees

(including, without limitation, releasing any Guarantor from its obligations under its Guarantee) or the Subordination Agreement with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee may waive future compliance by the Issuer with any provision of this Indenture or the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 5.13, may not:

               (i) change the Stated Maturity Date or the time at which the principal of, or interest on, any Note becomes due and payable, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which the principal of any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment when due and payable (or, in the case of redemption, on or after the redemption date); provided, however, that this clause (i) shall,
                                 --------  -------
     in all cases, be subject to the provisions of Section 10.11(d) which, indirectly, could have the effect of changing the time at which principal of or interest on the Notes becomes due and payable with the consent of only the Holders of a majority in aggregate principal amount of the Notes;

               (ii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required to amend or supplement this Indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

               (iii) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

               (iv) except as otherwise permitted under Article VIII, allow the assignment or transfer by the

     Issuer of any of its rights and obligations under this Indenture; or

               (v) modify or in any other way affect the ranking of the Notes in a manner adverse to the Holders.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

     Section 9.03.  Compliance with TIA.
                    -------------------

     Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect and as and to the extent applicable to this Indenture.

     Section 9.04.  Revocation and Effect of Consents; Record Date for Consents.
                    -----------------------------------------------------------

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under
Section 316(b) of the TIA.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through
(v) of Section 9.02, in which case, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

     Section 9.05.  Notation on or Exchange of Notes.
                    --------------------------------

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Issuer) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Issuer) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 9.06.  Trustee May Sign Amendments, etc.
                    ---------------------------------

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Issuer in accordance with its terms.

                                   ARTICLE X

                                   COVENANTS

     Section 10.01. Payment of Principal and Interest.
                    ---------------------------------

     The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Subject to the terms of Article XIII, (i) if any of the Events of Default set forth in Sections 5.01(c), (d), (e), (f) and/or (g) shall occur and be continuing, or
(ii) if, at such time as the provisions of Section 13.01 and the Subordination Agreement are no longer in effect, any of the Events of Default set forth in
Section 5.01(a) and/or (b) shall occur and be continuing, all principal, interest or any other amounts due from the Issuer hereunder or under the Notes shall bear interest for each day until paid (before and after judgment), at a rate per annum then in effect according to the terms of Section 3.01 or 5.02 (as the case may be), plus a rate per annum (based on a year of 360 days of twelve
                  ----
30-day months) equal to 3% of the unpaid principal amount of the Notes (the "Default Rate").
-------------

     Section 10.02. Maintenance of Office or Agency.
                    -------------------------------

     The Issuer shall maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes, in which case, the Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation, provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan in The City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     Section 10.03. Money for Note Payments To Be Held in Trust.
                    -------------------------------------------

     If the Issuer shall at any time act as its own Paying Agent, the Issuer shall, on or before any due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

     If the Issuer is not acting as Paying Agent, the Issuer shall, on or before the day preceding each due date of the principal of or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

     If the Issuer is not acting as Paying Agent, the Issuer shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent shall:

          (a) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or interest on the Notes;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon receipt of a Company Request therefor, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease, provided, that the
                                                         --------
Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in the New York Times and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

     Section 10.04. Corporate Existence.
                    -------------------

     Subject to Article VIII, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Issuer and each of the Restricted Subsidiaries, provided, that the Issuer
                                                    --------
shall not be required to preserve any such right, license or franchise if the Board of Directors of the Person holding such right, license or franchise shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders, provided, further, that the foregoing shall not
                                 --------  -------
prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of the Issuer's or a Restricted Subsidiary's assets or capital stock in compliance with the terms of this Indenture.

     Section 10.05. Change of Ownership.
                    -------------------

     Except with the approval of Holders of a majority of the principal amount of the Notes (such approval not to be unreasonably withheld), the Issuer shall not suffer, permit or allow to occur any voting arrangement, proxy, assignment, pledge or other transfer with respect to or of its shares so that one or more of KIAV and its Affiliates, the directors of Kelso & Companies, Inc. and Charter owns and votes directly or indirectly less than fifty-one percent of the voting shares (i.e., shares entitled to elect a majority of the directors) of the Issuer, provided that after the Issuer completes an initial public offering,
        --------
such percentage may be less than fifty-one percent so long as a majority of the Issuer's directors are nominees of one or more of KIAV and its Affiliates, the directors of Kelso & Companies, Inc. and Charter.

     Section 10.06. Management of Cable Properties.
                    ------------------------------

     The Issuer shall not suffer or permit any company or entity, other than Charter, not approved by the Holders of a majority in principal amount of the Notes (such approval not to be unreasonably withheld) to manage any of the cable television properties of CCE-I (for purposes of this Section 10.06, if one or more of Howard Wood, Jerald Kent or Barry Babcock (or any other person approved by the Holders of a majority in principal amount of the Notes) and their heirs at law collectively own and vote less than fifty-one percent of the voting shares of Charter, the Issuer will be deemed to have violated this Section 10.06).

     Section 10.07. Annualized Cash Flow.
                    --------------------

     The Issuer shall not permit the Adjusted Consolidated Annualized Operating Cash Flow of the Issuer, for the three months ending on the last day of each calendar quarter, to be less than 1.2 times its total Adjusted Consolidated Debt Service for the 12 months ending on such last day.

     Section 10.08. Reporting and Information Requirements.
                    --------------------------------------

     So long as any of the Notes are then outstanding, the Issuer shall deliver to the Trustee and each Holder of $1,000,000 or more in unpaid principal amount of the Notes:

     (a) as soon as available but in any event within 45 days after the end of each quarterly accounting period (other than the fourth quarter) in each fiscal year, the unaudited consolidated statement of operations and statement of cash flows of the Issuer for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and the unaudited consolidated balance sheet of the Issuer as of the end of such quarterly period, and all such statements shall be prepared in accordance with GAAP, consistently applied; provided, that such statements shall not include footnotes and shall be
         --------
subject to normal year-end adjustments;

     (b) at the time delivered to the applicable creditor, a copy of any certificate, report or other correspondence relating to compliance with any Senior Debt or any other Indebtedness of the Issuer and any of its Restricted Subsidiaries;

     (c) within 90 days after the end of each fiscal year, the consolidated statements of operations, shareholders' investment and cash flows of the Issuer for such fiscal year, and the consolidated balance sheet of the Issuer as of the end of such fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by (i) a certified audit report from the Issuer's auditors, which shall be a firm of recognized national standing, and (ii) a certificate from such accounting firm, addressed to the Issuer's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Issuer in the fulfillment of or compliance with Sections 10.07 and 10.11(a) of this Indenture or, if such accountants have reason to believe any such default by the Issuer exists, a certificate specifying the nature and period of existence thereof;

     (d) promptly (but in any event within ten (10) Business Days) after the discovery or receipt of notice of any default under any material agreement (including any default under the terms and provisions of the Notes and this Indenture) to which it or any of the Restricted Subsidiaries is a party or any other material adverse event or circumstance affecting the Issuer or any Restricted Subsidiary (including the filing of any material litigation against the Issuer or any Restricted Subsidiary), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Issuer and the Restricted Subsidiaries have taken and propose to take with respect thereto;

     (e) within 30 days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Issuer sends to its stockholders (if it is a reporting company under the Exchange Act) and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Issuer, with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Issuer to the public concerning material developments in the Issuer's business; it being understood that the delivery of such reports shall satisfy the requirements of paragraphs (a), (c) and (i) of this Section 10.08;

     (f) within five (5) Business Days after execution, copies of all documents and instruments governing any Senior Debt;

     (g)  all written requests for amendments, consents and waivers relating to
(i) the CCE-I Credit Agreement to be executed pursuant to the terms thereof and
(ii) the CCE, L.P. Partnership Agreement to be executed pursuant to the terms thereof; and in each such case, copies of any such amendments, consents and waivers, contemporaneously with the delivery of such amendments, consents and waivers to the Persons indicated therein; provided, however, that in lieu of any
                                          --------  -------
such amendment, consent or waiver the Company may, at its option, provide a summary thereof;

     (h) within 45 days after the end of each quarterly accounting period in each fiscal year, a certificate as to compliance with Section 8.01 and Article X, including a calculation under the covenants of Sections 10.07 and 10.11(a); and

     (i) within 30 days after the date on which the Issuer would have been required to file a report on Form 8-K with the SEC had the Issuer been subject to such a requirement relating to (i) a change of control event, (ii) a significant asset disposition or acquisition directly by the Issuer or any of the Restricted Subsidiaries, (iii) the appointment of a receiver, fiscal agent or similar officer for the Issuer, or

(iv) any resignation or dismissal of the Issuer's principal independent accountants, a notice of the occurrence of any such event together with a general description with reasonable detail describing such event.

     Section 10.09. [Intentionally Omitted.]

     Section 10.10. Changes in CCE, L.P. Partnership Agreement.
                    ------------------------------------------

     The Issuer shall not permit any amendment, modification or other change to the CCE, L.P. Partnership Agreement other than amendments, modifications or other changes (a) which do not alter the priority, amount and timing of distributions (or remedies with respect thereto) to partners of CCE, L.P. to be made out of the proceeds of distributions received by CCE, L.P. from its Subsidiaries (including but not limited to CCE-I), except as permitted by subclause (b) of this Section 10.10 or (b) in connection with the creation of one or more new Subsidiaries of CCE, L.P. (each a "New CCE Subsidiary") (and the admission of additional partners resulting therefrom) or the contribution of assets to an existing subsidiary of CCE, L.P., provided that (x) no
                                               --------
distributions to CCE, L.P. from such New CCE Subsidiary or CCE-II may be distributed by CCE, L.P. to its partners other than to repay any outstanding CCE Purchase Money Indebtedness incurred in connection with acquiring assets or equity interests owned or to be owned, directly or indirectly, by the New CCE Subsidiary making the distribution or CCE-II, respectively, and, provided, that
                                                                 --------
any such distributions remaining after the payment in full of such CCE Purchase Money Indebtedness shall be used to repay on a pro rata basis, based on the aggregate amounts owed, any other CCE Purchase Money Indebtedness outstanding, and shall thereafter be used to make distributions to CCE, L.P.'s partners and
(y) such amendment, modification or other change does not alter the priority, amount and timing of distributions (or remedies with respect thereto) to partners of CCE, L.P. to be made out of the proceeds of distributions received by CCE, L.P. from CCE-I;

     Section 10.11. Limitation on Indebtedness.
                    --------------------------

     The Issuer shall not:

          (a) permit the Adjusted Consolidated Indebtedness of the Issuer (other than any Indebtedness represented by the Notes) at the end of any calendar quarter after December 31, 1996 to exceed 6.75 times its Adjusted

     Consolidated Annualized Operating Cash Flow for such quarter;

          (b) permit any Indebtedness of the Issuer and the Restricted Subsidiaries (other than that evidenced by the Notes) which is subordinated to the Senior Debt, whether as to right of payment of principal or interest or otherwise, to not be subordinated to the Indebtedness evidenced by the Notes to the same extent that the Indebtedness evidenced by the Notes is subordinated to the Senior Debt under Article XIII;

          (c) incur any Indebtedness which would be reasonably expected, in the circumstances at the time of incurrence, to cause the Issuer to violate the provisions of clause (a) above;

          (d) on or after the date when the ratio of the Adjusted Consolidated Indebtedness of the Issuer for Money Borrowed (other than any Indebtedness represented by the Notes) to its Adjusted Consolidated Annualized Operating Cash Flow is less than 5.0 to 1, permit the extension of any maturity date under the CCE-I Credit Facility beyond July 17, 2005 without the consent of the Holders of a majority in principal amount of the Notes;

          (e) permit CCE, L.P. to incur any Indebtedness (including, without limitation, the issuance of any guarantees) other than (A) the Guarantee of the Notes issued by CCE, L.P., and (B) Indebtedness to the Issuer or any of its Subsidiaries to the extent such Indebtedness is subordinate to CCE, L.P.'s Guarantee of the Notes.

     Section 10.12. Limitation on Restricted Payments.
                    ---------------------------------

     The Issuer shall not:

          (a) directly or indirectly, declare or pay any dividend on, or make any distribution to the holders of any class of its Capital Stock in respect of such shares of Capital Stock (including pursuant to a merger or consolidation of the Issuer), other than dividends or distributions payable solely in Capital Stock of the Issuer. Neither the Issuer nor any of its Subsidiaries may purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Issuer;

          (b) except for distributions by CCE, L.P. in accordance with the CCE, L.P. Partnership Agreement, permit any of its Restricted Subsidiaries, directly or indirectly, to declare or pay any dividend or make any distribution other than (i) dividends or distributions to the Issuer or to another Restricted Subsidiary, which declares or pays or distributes the full amount of any such dividend or makes any such distribution, directly or indirectly, to the Issuer and the Issuer uses such dividend or distribution towards the repayment of the Notes, (ii) dividends or distributions by CCE-I to CCT Holdings Corp., as a limited partner of CCE-I, pursuant to the CCE-I Partnership Agreement, and (iii) dividends or distributions by any subsidiary of CCE-I (a "CCE-I Subsidiary") to CCE-I or another CCE-I Subsidiary that is a parent company of such CCE-I Subsidiary, provided that the proceeds of such dividends or distributions in the case
     --------
     of this clause (iii) are (A) retained by CCE-I or such other CCE-I Subsidiary, (B) used to repay indebtedness of CCE-I or such other CCE-I Subsidiary or (C) otherwise used in a manner not violative of the terms of this Indenture;

          (c) permit any new investment in a Restricted Subsidiary by a non-Affiliate, unless such investment is structured in such a way that (x) there is no adverse impact on the ability of the Issuer to repay the Notes,
     (y) the Holders of the Notes have an interest as to distributions by such Restricted Subsidiary arising from the assets created or acquired as a direct or indirect result of such new investment which is subordinate only to the CCE-I Credit Facility and the obligations to repay Indebtedness or other forms of non-Affiliate financing related to such acquisition and (z) the Issuer continues to Control, directly or indirectly, CCE-I. The Issuer will not and will not permit any Restricted Subsidiary to dispose of any equity interest, whether direct or indirect, which it currently holds in CCE-I, other than to (i) the Issuer, (ii) another Restricted Subsidiary, or
     (iii) a third party, so long as such third party contributes cash and/or other assets to CCE-I and the equity interest received by such third party in distributions received from CCE-I shall be subordinated to the preferred equity interest of CCE, L.P. in distributions received from CCE-I;

          (d) permit any of CCE-I and any of the Restricted Subsidiaries to make any advance, loan, payment or cash distribution to Charter or KIAV or any of their respective Affiliates (other than Restricted Subsidiaries) before all the Obligations in respect of the Notes are paid in full, other than as permitted by Section 10.13(a); or

          (e) invest or permit any Restricted Subsidiary to invest more than $20,000,000 in any Restricted Subsidiary thereof relating to the operation and ownership of licensed radio station(s) in the St. Louis, Missouri, area.

     Section 10.13. Limitation on Transaction with Affiliates.
                    -----------------------------------------

     (a) The Issuer shall not, except as permitted under Sections 8.01, 10.12(a), 10.12(b), 10.12(d) and 10.16(a), permit CCE-I to, at any time, engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to an Affiliate on terms less advantageous to CCE-I than would be the case if such transactions had been effected on an arm's length basis with a non-Affiliate, other than any transaction (including the payment of fees and expenses) permitted under the CCE-I Credit Agreement from time to time or, after the CCE-I Credit Facility Termination Date, consistent with past practice. In addition, CCE-I shall receive the full benefit of any discounts, rebates or special payment terms available to Charter (in its capacity as manager of the cable systems owned by CCE-I) which Charter (in such capacity) is permitted to pass through to CCE-I.

     (b) The Issuer shall not permit any Restricted Subsidiary to incur Indebtedness to an Affiliate, other than Indebtedness to another Restricted Subsidiary or a direct or indirect Restricted Subsidiary of a Restricted Subsidiary, on terms less advantageous than would be the case if such loan had been effected on an arm's length basis with a non-Affiliate.

     Section 10.14. Disposition of Proceeds of Asset Sales.
                    --------------------------------------

     After the sale by CCE-I of any cable television property owned directly by it, the Issuer (A) shall cause the entire cash net proceeds of such sale to be used to pay down the Senior Debt and (B) thereafter shall maintain the Senior Debt at a level not in excess of the level to which such Senior Debt has been paid down plus $20,000,000 (the "New Senior Debt Level"); provided, that at any
                                 ---------------------    --------
time during the 24 month period following any such sale, the Issuer may increase the level of Senior Debt beyond the New Senior Debt Level solely to the extent such increase arises from acquisition borrowings to acquire cable television properties in any of the Issuer's and its Restricted Subsidiaries' Areas of Dominant Influence.

     Section 10.15. Change of Control.
                    -----------------

     Without the approval of the Holders of a majority in principal amount of the Notes (such approval not to be unreasonably withheld), the Issuer shall not suffer or permit Charter's principal executive or operating officers not to include at least one of Howard Wood, Barry Babcock or Jerald Kent.

     Section 10.16. Sale of Assets.
                    --------------

          (a) The Issuer shall not sell, lease or otherwise dispose of, or permit any of the Restricted Subsidiaries to sell, lease or otherwise dispose of, an aggregate (including all such dispositions by the Issuer and the Restricted Subsidiaries) of more than 10% of CCE-I's assets in any transaction or series of transactions (other than sales in the ordinary course of business) or sell, lease or otherwise dispose of any of CCE-I's cable television systems, provided that (A) the Issuer or any of the
                               --------
     Restricted Subsidiaries may exchange any and all of its cable television systems and related property for cable television systems and related property of unrelated third parties on terms that are commercially reasonable to CCE-I; (B) the Issuer and the Restricted Subsidiaries may make sales of assets but only to the extent they comply with Section 10.14;
     (C) the Issuer and the Restricted Subsidiaries may transfer assets to a "joint venture subsidiary" (as defined below) but only to the extent the Issuer complies with Section 10.16(b) below; and (D) the Issuer and the Restricted Subsidiaries may otherwise make sales if but only if the Issuer and the Restricted Subsidiaries have made arrangements reasonably satisfactory to the Holders of a majority in principal amount of the Notes to apply the entire after-tax proceeds of any such sale to payment of the outstanding principal of and accrued interest on the Notes, it being understood that the satisfaction and discharge of this Indenture in accordance with Article XI hereof shall be deemed an arrangement reasonably satisfactory to such Holders for the application of such proceeds pursuant to this clause (D); provided, further, that, in connection with any such
                         --------  -------
     sale, lease or other disposition of assets by the Issuer or one of the Restricted Subsidiaries to an Affiliate of such Person

     (other than a sale, lease or other disposition the proceeds of which are promptly applied to repay in full in cash all amounts, including principal and accrued and unpaid interest owing on the Notes, whether or not then due and payable), such Person shall first obtain an opinion from an investment banking or brokerage firm which is nationally recognized for its expertise in the cable television industry to the effect that such transaction is fair to all Holders of Notes from a financial point of view.

          (b) Except as permitted under Section 8.01, the Issuer shall not permit the transfer of any or all of the cable television properties of the Issuer or the Restricted Subsidiaries to one or more Restricted Subsidiaries which is not wholly owned by the Issuer or such Restricted Subsidiary ("joint venture subsidiary(ies)"), unless (A) all Restricted
                  -----------------------------
     Subsidiaries of the Issuer which hold an interest in the joint venture subsidiary or subsidiaries provide a guarantee of, or an assumption agreement for, the Notes and (B) such transfer does not otherwise materially disadvantage the Holders of the Notes in connection with their rights, position and powers under the Notes.


                                  ARTICLE XI

                          SATISFACTION AND DISCHARGE

     Section 11.01. Satisfaction and Discharge of Indenture.
                    ---------------------------------------

     This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Issuer's obligations under Section 6.07, and the Trustee's and Paying Agent's obligations under Section 4.06) and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

               (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.05 and (B) Notes for whose payment in United States dollars has theretofore been irrevocably deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

               (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of and interest on such Notes to the date of such deposit;

     (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

     (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

     Section 11.02. Application of Trust Money.
                    --------------------------

     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest on the Notes for whose payment such money has been deposited with the Trustee.

                                  ARTICLE XII

                                 REGISTRATION

     Section 12.01. Cooperation in Registration.
                    ---------------------------

     (a) Until such time as there are Exchange Notes outstanding, the Issuer shall use reasonable best efforts to cooperate with any Holder or the proposed transferee of one or more of the Initial Notes to facilitate a proposed transfer, provided that the Issuer will not be required to register the Initial Notes under the Securities Act or any state or other securities laws. To this end, the Issuer shall make available to any proposed transferee or Holder (i) all information reasonably requested by such Holder and required under Section 10.08, (ii) its appropriate executive officers to be interviewed, at reasonable times and intervals, by proposed transferees (acting in a coordinated fashion) about the affairs and status of the Issuer, and (iii) any other information reasonably required by a Holder in order to transfer any of the Notes in compliance with Rule 144A of the Securities Act. Any transfer taxes payable in connection with a Holder's transfer of its Note(s) shall be the responsibility of such Holder.

     (b) After March 31, 1997, if any Holder or Holders of $15,000,000 or more in unpaid principal amount of the Notes desire to register same under the Securities Act, the Issuer shall comply with such Holder's written request for same, and shall use its best efforts to effect such registration and the sale of such Notes in accordance with the intended method of disposition thereof, and pursuant thereto the Issuer shall as expeditiously as possible:

               (i) prepare and file with the SEC a registration statement with respect to such Notes and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Issuer shall furnish to the counsel selected by the Holders of a majority in principal amount of the Notes covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review of such counsel);

               (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (iii) furnish to each seller of such Notes such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Notes owned by such seller;

               (iv) use its reasonable best efforts to register or qualify such Notes under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Notes owned by such seller (provided that the Issuer shall not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to service of process in any such jurisdiction);

               (v) notify each seller of such Notes at any time when a prospectus relating thereto is required to be delivered under the Securities Act after the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Issuer shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Notes, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vi) enter into such customary agreements (including underwriting agreements in customary form which contain customary indemnification provisions) and take all such other actions as the Holders of a majority in aggregate principal amount of the Notes being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Notes;

               (vii) make available for inspection by any seller of such Notes, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Issuer, and cause the Issuer's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (viii) obtain a cold comfort letter from the Issuer's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the sellers of a majority of the Notes being sold reasonably request; and

               (ix) enter into such agreements, trust indentures, and other documents (including a reformulation of the Notes and this Indenture into such form and with such additional provisions) and file such statements, registration documents and other material as are reasonably requested by the managing underwriter in order to comply with the Trust Indenture Act and to effect a sale under the Securities Act.

     (c) All expenses incident to the Issuer's performance of or compliance with
Section 12.01(b), including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Issuer and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Issuer (all such expenses being herein called "Registration Expenses"), shall be borne
                                        ---------------------
by the sellers of the Notes except that the Issuer shall, in any event, pay its internal expenses (including, without limitation all salaries of its officers and employees performing legal or accounting duties) and the expense of any annual audit; provided, that the Issuer shall be required to pay the fees and
              --------
expenses of any indenture trustee appointed in connection with any such registration of the Notes.

     Each Holder of Notes included in any registration described in Section 12.01(b) will pay those Registration Expenses allocable to the registration of such Holder's Notes so included, and any Registration Expenses not so allocable will be borne by all sellers of Notes included in such registration in proportion to the aggregate selling price of the Initial Notes of each such Holder to be so registered.

     (d) In connection with the registration of Notes described in Section 12.01(b), the Issuer agrees to indemnify, to the extent permitted by law, each Holder of such Notes, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by such Holder expressly for use therein or by such Holder's failure to deliver a copy of any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto after the Issuer has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering pursuant to the registration of Notes described in Section 12.01(b), the Issuer shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of such Notes. In connection therewith, each Holder of such Notes agrees to indemnify, to the extent permitted by law, the Issuer, its officers and directors and each person who controls the Issuer (within the meaning of the Securities Act) from and against all losses, claims, damages, liabilities and expenses caused by or contained in any information furnished in writing to the Issuer by such Holder expressly for use in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or by such Holder's failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto after the Issuer has furnished such Holder with a sufficient number of copies of the same.

     (e) The Issuer's obligations under Section 12.01(b) shall not extend to more than one registration completed under the Securities Act.


                                 ARTICLE XIII

                                 SUBORDINATION

     Section 13.01. Special Provisions Relating to the CCE-I Credit Facility.
                    --------------------------------------------------------

     Notwithstanding anything which may be construed to the contrary in this Article or any other provision of this Indenture or otherwise, on and prior to the CCE-I Credit Facility Termination Date, all of the Holders' rights vis-a-vis
                                                                       ---------
the Issuer and the CCE-I Bank Facility Lenders shall be subordinate to the CCE-I Credit Facility and governed by the terms of the Subordination Agreement (the terms and provisions of which are expressly incorporated by reference herein) and this Section 13.01. Without limiting the foregoing, the terms of Sections
13.02 through 13.07 shall be inapplicable to the Indebtedness arising under the CCE-I Credit Facility. On and prior to the earlier of (i) the CCE-I Credit Facility Termination Date and (ii) January 18, 2019, no Holder shall exercise any right or remedy against the Issuer or any of its Subsidiaries with respect to this Indenture or any Note, provided, that:
                               --------

     (a) Upon the election of Holders of a majority in principal amount of the Notes, the Holders may exercise the right to pursue a claim of specific performance or an injunction against the Issuer:

               (i) unless expressly permitted by the terms hereof, if the Issuer merges or consolidates with or permits any Restricted Subsidiary (other than CCE-I and any of its Subsidiaries) to merge or consolidate with, any entity and the Issuer or such Restricted Subsidiary is not the survivor of such merger or consolidation (other than a merger between two Restricted Subsidiaries, a merger between the Issuer and a Restricted Subsidiary in which the Issuer is the surviving entity or a merger of a Restricted Subsidiary with another entity in which either such Restricted Subsidiary is the surviving entity or such other entity becomes a Restricted Subsidiary of the Issuer); or

               (ii) unless expressly permitted by the terms hereof, if the Issuer sells, leases or otherwise disposes of, or permits any of the Restricted Subsidiaries to sell, lease or otherwise dispose of assets (other than cable television assets sold in exchange for other cable television assets pursuant to an asset swap transaction or series thereof) which generate Adjusted Consolidated Annualized Operating Cash Flow (including all such dispositions by the Issuer and its Restricted Subsidiaries) representing more than 50% of CCE-I's Adjusted Consolidated Annualized Operating Cash Flow (as determined by reference to the most recent audited annual financial statements of the Issuer which are required to be delivered to the Holders prior to such sale, lease or other disposition) in any transaction or series of transactions (other than sales in the ordinary course of business); or

               (iii) if the Issuer incurs, or permits any Restricted Subsidiary to incur, Indebtedness for Money Borrowed which, when, consolidated with all Indebtedness for Money Borrowed of the Issuer on an Adjusted Consolidated basis (excluding the Indebtedness for Money Borrowed represented by or otherwise arising in respect of the Notes and this Indenture), causes the Adjusted Consolidated Indebtedness of the Issuer (other than the Indebtedness represented by the Notes) to exceed at the end of any calendar quarter period ending after December 31, 1996, 7.0 times its Adjusted Consolidated Annualized Operating Cash Flow for such quarter; or

               (iv) if the Issuer or its Restricted Subsidiaries (other than CCE-I and its Subsidiaries) incur Indebtedness for Money Borrowed (other than that evidenced by the Notes and this Indenture) which is senior in right of payment of principal or interest by its terms to the Notes but subordinated in right of payment of principal or interest by its terms to the CCE-I Credit Facility; or

               (v)    if the Issuer breaches the terms of Section 10.12(a) or
     Section 10.16(b).

     (b) Upon the occurrence of an Event of Default, the Holders may exercise the right to cause interest to accrue on the unpaid principal amount of the Notes at the interest rate then in effect, including, if applicable, the Default Rate of interest described in Section 10.01 and the penalty rate of interest described in the proviso to Section 5.02; and

     (c) The Holders may exercise such other rights and remedies against the Issuer as are expressly permitted to them under the Subordination Agreement.

     In connection with any such action by a Holder for specific performance or an injunction, the Issuer shall waive any requirement of a bond and acknowledges that the Holders would be irreparably damaged by any such violation. Notwithstanding any effect of this Section 13.01 or of the Subordination Agreement, the Issuer agrees that any statute of limitations with respect to any Event of Default shall be tolled so long as any debt is outstanding under the CCE-I Credit Facility.

     Section 13.02. Agreement to Subordinate; Authorization to Trustee to Take
                    ----------------------------------------------------------
Action to Effectuate Subordination.
----------------------------------

     (a) The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes and the payment of the principal of and interest on each of the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all amounts then due on all Senior Debt. This Article shall constitute a continuing offer to all persons who become holders of or who continue to hold, Senior Debt, and the provisions of this Article XIII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

     (b) Each Holder by accepting a Note authorizes and directs the Trustee for and on such Holders' behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article XIII (including, without limitation, executing and delivering a Subordination Agreement, substantially in the form of Exhibit E, in the name and on behalf of such Holder) and appoints the Trustee his attorney-in-fact for any and all such purposes.

     Section 13.03. Definitions of Senior Debt.
                    --------------------------

     "Senior Debt" means all monetary obligations (whether fixed or contingent and whether outstanding on the date hereof or hereafter created, incurred or assumed), including, without limitation, obligations in respect of principal, interest (including post-petition interest in any proceeding under bankruptcy law), reimbursement obligations, indemnities, fees and expenses in respect of any Indebtedness for Money Borrowed of the Issuer and the Restricted Subsidiaries, whether outstanding on an even date herewith or afterwards, unless any instrument creating or affecting such Indebtedness (a) provides that such Indebtedness is not superior in right of payment to the principal of and interest on any of the Notes or (b) provides that such Indebtedness is subordinate in right of payment to the payment of the principal of and interest on any other Indebtedness for Money Borrowed of the Issuer and its Subsidiaries. The fact that certain Indebtedness is not secured, or is junior in security to other Indebtedness, shall not be relevant to the issue of whether it is Senior Debt. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (a) indebtedness or amounts owed for compensation to employees, for goods or materials purchased in the ordinary course of business or for services, (b) indebtedness of the Issuer or any Restricted Subsidiary to any Restricted Subsidiary, or any shareholder, partner or officer of the Issuer or any Restricted Subsidiary, (c) obligations for television, program and syndicated series exhibition rights or (d) payments due under or in connection with a cable television franchise, including any management fees.

     Section 13.04. Liquidation; Dissolution; Bankruptcy.
                    ------------------------------------

     Upon any distribution to creditors upon dissolution, winding-up, liquidation or reorganization of the Issuer (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Issuer or otherwise):

     (1) holders of Senior Debt shall receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt and all other amounts due in respect of the Senior Debt before Holders shall be entitled to receive any payment; and

     (2) until the Senior Debt is paid in full in cash, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except that pursuant to a plan of reorganization under applicable bankruptcy law, the Holders of Notes may receive securities containing provisions that are no more favorable to Holders of the Notes than those in the Notes, including, without limitation, provisions that subordinate such securities to Senior Debt to the same extent as the Notes, so long as the rights of the holders of Senior Debt are not altered by such reorganization.

     For purposes of this Article XIII, a distribution may consist of cash, securities or other property, by set-off or otherwise.

     Section 13.05. Default on Senior Debt.
                    ----------------------

     Upon the final maturity of any Senior Debt by lapse of time, acceleration or otherwise, all such Senior Debt shall first be paid in full before any payment is made by the Issuer or any of its Restricted Subsidiaries or any Person acting on behalf of the Issuer or any of its Restricted Subsidiaries on account of the principal of or interest on the Notes or any payment is made to acquire any of the Notes.

     The Issuer may not nor may it permit any of its Restricted Subsidiaries or any Person acting on behalf of the Issuer or any of its Restricted Subsidiaries to, directly or indirectly, pay principal of or interest on the Notes or acquire any Notes, cash or property (other than Capital Stock of the Issuer or other securities of the Issuer that are subordinated to Senior Debt to at least the same extent as the Securities) if an event which constitutes, or which, with the giving of notice or the lapse of time or both or after giving effect to a payment on account of the Notes, would constitute, a default or event of default in respect of any Senior Debt, as defined in the instrument or agreement under which the same is outstanding, has occurred and is continuing that automatically accelerates or permits holders of such Senior Debt to accelerate the maturity of such Senior Debt (other than as described in the immediately preceding paragraph).

     The Issuer shall resume payments on the Notes and may acquire them if such default is cured or waived in writing.

     Section 13.06. Subrogation.
                    -----------

     At such time as all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on Senior Debt.

     Section 13.07. Relative Rights.
                    ---------------

     This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Article shall:

     (1) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

     (2) affect the relative rights of Holders and creditors of the Issuer other than holders of Senior Debt except as provided in Section 13.06; or

     (3) prevent any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt under this Article.

     If the Issuer fails because of this Article to pay principal of or interest on a Note when due under this Indenture, the failure is still an Event of Default.

                                  ARTICLE XIV

                                   GUARANTEE

     Section 14.01. Guarantee of Notes.
                    ------------------

     CCA Acquisition Corp., CCE, L.P. and Cencom Cable have each issued guarantees substantially in the forms attached hereto as Exhibits F-I, F-II and F-III, respectively (together with any New Restricted Subsidiary Guarantee (as defined below), the "Guarantees") which guarantee on a subordinated basis to the same extent as provided in Article XIII, to each Holder of a Note, but only to the extent set forth therein, payment and performance of the Notes.

     Section 14.02. Future Guarantees.
                    -----------------

     Upon and after the occurrence of the CCE-I Credit Facility Termination Date and upon acquisition or formation of each Restricted Subsidiary thereafter, the Issuer shall cause any Restricted Subsidiary that is not then party to a Guarantee to provide the Trustee with written evidence in the form attached hereto as Exhibit F-IV (a "New Restricted Subsidiary Guarantee") of its guarantee of the Notes under this Article XIV.

                                  ARTICLE XV

                              REDEMPTION OF NOTES

     Section 15.01. Applicability of Article.
                    ------------------------

     Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     Section 15.02. Optional Redemption.
                    -------------------

     The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time at a price equal to 100% of the face amount thereof, plus accrued and unpaid interest to the Redemption Date.

     Section 15.03. Election to Redeem; Notice to Trustee.
                    -------------------------------------

     The election of the Issuer to redeem any Notes pursuant to Section 15.02 shall be evidenced by a Board Resolution of the Issuer and an Officers' Certificate. In case of any redemption at the election of the Issuer, the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

     Section 15.04. Selection by Trustee of Notes To Be Redeemed.
                    --------------------------------------------

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as
                                   --- ----
the Trustee shall deem fair and appropriate, provided that, at the election of
                                             --------
the Issuer, Notes the redemption of which would cause the unredeemed portion of the principal amount thereof to be $1,000,000 or less may be redeemed in whole. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the Redemption Date, if the Issuer does not default in the payment of the Redemption Price, interest will cease to accrue on Notes or portions thereof called for redemption.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     Section 15.05. Notice of Redemption.
                    --------------------

     Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address.

     All notices of redemption shall state:

     (a)  the Special Record Date;

     (b)  the Redemption Date;

     (c)  the Redemption Price;

     (d) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

     (e) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

     (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (g) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the Issuer shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

     (h) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

     (i)  the CUSIP number, if any, relating to such Notes; and

     (j) the paragraph of the Notes pursuant to which the Notes are being redeemed.

     Notice of redemption of Notes to be redeemed shall be given by the Issuer or, at the Issuer's written request, by the Trustee in the name and at the expense of the Issuer.

     The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     Section 15.06. Deposit of Redemption Price.
                    ---------------------------

     On or prior to the day preceding any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

     Section 15.07. Notes Payable on Redemption Date.
                    --------------------------------

     Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become payable at the Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, plus accrued and unpaid interest.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

     Section 15.08. Notes Redeemed in Part.
                    ----------------------

     Any Note which is to be redeemed only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to
Section 10.02 (with, if the Issuer, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Issuer, the Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Note so surrendered that is not redeemed.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                         CCA HOLDINGS CORP.


                         By: /s/ Kent Kalkwarf
                            -----------------------------
                            Name: Kent Kalkwarf
                            Title: Senior Vice President


                         CENCOM CABLE ENTERTAINMENT, INC.


                         By: /s/ Kent Kalkwarf
                            -----------------------------
                            Name: Kent Kalkwarf
                            Title: Senior Vice President

                         (with respect to Article XIV hereof only)


                         CCA ACQUISITION CORP.


                         By: /s/ Kent Kalkwarf
                            -----------------------------
                            Name: Kent Kalkwarf
                            Title: Senior Vice President

                         (with respect to Article XIV hereof only)


                         CHARTER COMMUNICATIONS
                         ENTERTAINMENT, L.P.

                              By: CCA Acquisition Corp.,
                                  a general partner

                              By: /s/ Kent Kalkwarf
                                 -----------------------------
                                 Name: Kent Kalkwarf
                                 Title: Senior Vice President

                              (with respect to Article XIV hereof only)

                         HARRIS TRUST AND SAVINGS BANK, as Trustee



                         By: /s/ J. Bartolini
                            --------------------------------
                            Name: J. Bartolini
                            Title:Vice President

                                                                       EXHIBIT A

                                                CUSIP NO.:

                               CCA HOLDINGS CORP.

                   SERIES A SENIOR SUBORDINATED NOTE DUE 1999

No.                                                              $______________

     CCA HOLDINGS CORP., a Delaware corporation (the "Issuer," which term
                                                      ------
includes any successor entity), for value received promises to pay to
     or registered assigns, the principal sum of               Dollars, plus
accrued interest thereon, on December 31, 1999, subject to Article XIII of the within-mentioned Indenture. Interest shall accrue from January 18, 1995, at the rate of 13% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                              CCA HOLDINGS CORP.

                              By:____________________________
                                 Name:
                                 Title:

Dated:  February 13, 1997     By:____________________________
                                 Name:
                                 Title:

Certificate of Authentication

     This is one of the Series A Senior Subordinated Notes due 1999 referred to in the within-mentioned Indenture.

                                    Harris Trust and Savings
                                        Bank, as Trustee

Dated: February 13, 1997            By:_______________________
                                       Authorized Signatory

                             A-2 (REVERSE OF NOTE)

                  SERIES A SENIOR SUBORDINATED NOTE DUE 1999

     1.   Indenture. This Note is one of a duly authorized issue of Notes of the
          ---------
Issuer designated as its Series A Senior Subordinated Notes due 1999 (the "Notes"), limited (except as otherwise provided in the Indenture referred to
 -----
below) in aggregate principal amount to $82,000,000, which may be issued under an indenture (the "Indenture") dated as of February 13, 1997, between the Issuer
                   ---------
and Harris Trust and Savings Bank, as trustee (the "Trustee," which term
                                                    -------
includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     2.   Redemption.
          ----------

     (a)  Optional Redemption. The Notes will be redeemable at the option of the
          -------------------
Issuer, in whole or in part, at any time at par value, plus accrued and unpaid interest to the Redemption Date.

     (b)  Sinking Fund. The Issuer will not be required to make any mandatory
          ------------
sinking fund payments in respect of the Notes.

     (c)  Interest Payments. In the case of any redemption of the Notes,
          -----------------
interest accrued but not paid on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the Special Record Date. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (d)  Partial Redemption. In the event of redemption of the Note in part
          ------------------
only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     3.   Defaults and Remedies.  Subject to Article XIII of the Indenture, if
          ---------------------
an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

     4.   Defeasance. The Indenture contains provisions for defeasance at any
          ----------
time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

     5.   Amendments and Waivers. The Issuer and the Trustee (if a party
          ----------------------
thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this or such Note.

     6.   Denominations, Transfer and Exchange. The Notes are issuable only in
          ------------------------------------
registered form without coupons and, except in the case of Notes issued pursuant to Section 2(d) above, in denominations of $1,000,000 or more. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     The transfer of this Note is registrable on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Issuer as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     7.   Persons Deemed Owners. Prior to and at the time of due presentment of
          ---------------------
this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

     8.   Registration Rights. The Issuer will be obligated to use its best
          -------------------
efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Issuer's Series B Senior Subordinated Notes due 1999 (the "Exchange Notes"), which will have been
                                  --------------
registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes.

     9.   No Recourse Against Others. No limited partner, officer or employee of
          --------------------------
the Issuer (or any direct or indirect investor therein, including Charter and KIAV), nor any director, officer, partner, affiliate, employee or stockholder of a general partner, shall have any liability for any obligations of the Issuer under the Notes or the Indenture. Each holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     10.  Subordination.  All of the Holders' rights vis-a-vis the Issuer and
          -------------
the CCE-I Bank Facility Lenders shall be subordinate to the CCE-I Credit Facility and other Senior Debt and shall be governed by and subject to the terms of the Subordination Agreement and Article XIII of the Indenture.

     11.  Guarantees.  CCA Acquisition Corp., CCE, L.P. and Cencom Cable have
          ----------
each issued limited guarantees with respect to this Note in accordance with
Article XIV of the Indenture.

     12.  GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE ISSUER, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

          THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 13, 1997 BY AND BETWEEN HARRIS TRUST AND SAVINGS BANK, AS TRUSTEE, AND CCA HOLDINGS CORP., A DELAWARE CORPORATION, IN FAVOR OF TORONTO DOMINION (TEXAS), INC., THE CHASE MANHATTAN BANK (FORMERLY CHEMICAL BANK), CIBC INC., CREDIT LYONNAIS CAYMAN ISLAND BRANCH, NATIONSBANK, N.A., BANQUE PARIBAS, UNION BANK OF CALIFORNIA, N.A. (FORMERLY UNION BANK), CORESTATES BANK, N.A., THE LONG-TERM CREDIT BANK OF JAPAN, LTD., MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, FLEET BANK, N.A., FIRST NATIONAL BANK OF MARYLAND, VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST, BANQUE FRANCAISE DU COMMERCE EXTERIEUR, PRIME INCOME TRUST, SENIOR DEBT PORTFOLIO, AERIES FINANCE LTD., ING CAPITAL ADVISORS, INC., ABN AMRO BANK N.V., SOCIETE GENERALE, THE FIRST NATIONAL BANK OF BOSTON, CAPTIVA FINANCE, LTD., BANQUE NATIONALE DE PARIS, THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH, CHASE SECURITIES, INC. AND THE ING CAPITAL SENIOR SECURED HIGH INCOME FUND, L.P. (COLLECTIVELY, AND TOGETHER WITH THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, THE "LENDERS"), TORONTO DOMINION (TEXAS), INC. AND THE CHASE MANHATTAN BANK (FORMERLY CHEMICAL BANK), AS DOCUMENTATION AGENTS, TORONTO DOMINION (TEXAS), INC., THE CHASE MANHATTAN BANK (FORMERLY CHEMICAL BANK), CIBC INC., CREDIT LYONNAIS CAYMAN ISLAND BRANCH, AND NATIONSBANK, N.A., AS MANAGING AGENTS, BANQUE PARIBAS, UNION BANK OF CALIFORNIA, N.A. (FORMERLY UNION BANK), CORESTATES BANK, N.A., FLEET BANK, N.A., ABN AMRO BANK N.V., SOCIETE GENERALE AND THE FIRST NATIONAL BANK OF BOSTON, AS CO-AGENTS, AND TORONTO DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

                                ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax ID number) ___________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for such agent.

Date:______________ Your signature:__________________________
                                   (Sign exactly as your name appears
                                   on the other side of this Note)

                                By:__________________________
                                    NOTICE:  To be executed
                                    by an executive officer.

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.
                                                     -----

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which
              --------------
effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) February 13, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]

(1)  ___  to the Issuer or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)  __   to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United States to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)  --   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  --   pursuant to an effective registration statement under the Securities
          Act of 1933, as amended; or
(7)  --   pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

If box (3), (4), (5) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes are checked, the Trustee or Registrar will refuse to register this Note in the name of any person other than the Registered Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.05 of the Indenture shall have been satisfied.


Dated: ______________                Signed: __________________________________
                                               (Sign exactly as name appears on
                                               the other side of this Security)


Signature Guarantee: ____________________________________



             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:___________________                        ________________________________
                                                NOTICE:  To be executed by
                                                         an executive officer

                                                                       EXHIBIT B

                                                            CUSIP NO.:

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000,000 PRINCIPAL AMOUNT OF THIS SECURITY: (1) THE ISSUE PRICE IS $1,000,000; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $865,680.76; (3) THE ISSUE DATE IS JANUARY 18, 1995; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 13%.

                              CCA HOLDINGS CORP.

                  SERIES B SENIOR SUBORDINATED NOTE DUE 1999

No.                                                              $______________

     CCA HOLDINGS CORP., a Delaware corporation (the "Issuer," which term
                                                      ------
includes any successor entity), for value received promises to pay to
or registered assigns, the principal sum of               Dollars, plus accrued
interest thereon, on December 31, 1999, subject to Article XIII of the within-mentioned Indenture. Interest shall accrue from January 18, 1995, at the rate of 13% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                              CCA HOLDINGS CORP.

                              By:_____________________
                                 Name:
                                 Title:

Dated: February 13, 1997      By:_____________________
                                 Name:
                                 Title:

Certificate of Authentication

     This is one of the Series B Senior Subordinated Notes due 1999 referred to in the within-mentioned Indenture.

                              Harris Trust and Savings Bank,
                              as Trustee

Dated: February 13, 1997      By:_______________________
                                  Authorized Signatory

                             A-2 (REVERSE OF NOTE)

                  SERIES B SENIOR SUBORDINATED NOTE DUE 1999

     1.   Indenture. This Note is one of a duly authorized issue of Notes of the
          ---------
Issuer designated as its Series B Senior Subordinated Notes due 1999 (the "Notes"), limited (except as otherwise provided in the Indenture referred to
 -----
below) in aggregate principal amount to $82,000,000, which may be issued under an indenture (the "Indenture") dated as of February 13, 1997, between the Issuer
                   ---------
and Harris Trust and Savings Bank, as trustee (the "Trustee," which term
                                                    -------
includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     2.   Redemption.
          ----------

     (a)  Optional Redemption. The Notes will be redeemable at the option of the
          -------------------
Issuer, in whole or in part, at any time at par value, plus accrued and unpaid interest to the Redemption Date.

     (b)  Sinking Fund. The Issuer will not be required to make any mandatory
          ------------
sinking fund payments in respect of the Notes.

     (c)  Interest Payments. In the case of any redemption of the Notes,
          -----------------
interest accrued but not paid on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the Special Record Date. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (d)  Partial Redemption. In the event of redemption of the Note in part
          ------------------
only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     3.   Defaults and Remedies. Subject to Article XIII of the Indenture, if an
          ---------------------
Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

     4.   Defeasance. The Indenture contains provisions for defeasance at any
          ----------
time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

     5.   Amendments and Waivers. The Issuer and the Trustee (if a party
          ----------------------
thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this or such Note.

     6.   Denominations, Transfer and Exchange. The Notes are issuable only in
          ------------------------------------
registered form without coupons and, except in the case of Notes issued pursuant to Section 2(d) above, in denominations of $1,000,000 or more. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     The transfer of this Note is registrable on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Issuer as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     7.   Persons Deemed Owners. Prior to and at the time of due presentment of
          ---------------------
this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

     8.   No Recourse Against Others. No limited partner, officer or employee of
          --------------------------
the Issuer (or any direct or indirect investor therein, including Charter and KIAV), nor any director, officer, partner, affiliate, employee or stockholder of a general partner, shall have any liability for any obligations of the Issuer under the Notes or the Indenture. Each holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     9.   Subordination.  All of the Holders' rights vis-a-vis the Issuer and
          -------------
the CCE-I Bank Facility Lenders shall be subordinate to the CCE-I Credit Facility and other Senior Debt and shall be governed by and subject to the terms of the Subordination Agreement and Article XIII of the Indenture.

     10.  Guarantees.  CCA Acquisition Corp., CCE, L.P. and Cencom Cable have
          ----------
each issued limited guarantees with respect to this Note in accordance with
Article XIV of the Indenture.

     11.  GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE ISSUER, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

          THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 13, 1997 BY AND BETWEEN HARRIS TRUST AND SAVINGS BANK, AS TRUSTEE, AND CCA HOLDINGS CORP., A DELAWARE CORPORATION, IN FAVOR OF TORONTO DOMINION (TEXAS), INC., THE CHASE MANHATTAN BANK (FORMERLY CHEMICAL BANK), CIBC INC., CREDIT LYONNAIS CAYMAN ISLAND BRANCH, NATIONSBANK, N.A., BANQUE PARIBAS, UNION BANK OF CALIFORNIA, N.A. (FORMERLY UNION BANK), CORESTATES BANK, N.A., THE LONG-TERM CREDIT BANK OF JAPAN, LTD., MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, FLEET BANK, N.A., FIRST NATIONAL BANK OF MARYLAND, VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST, BANQUE FRANCAISE DU COMMERCE EXTERIEUR, PRIME INCOME TRUST, SENIOR DEBT PORTFOLIO, AERIES FINANCE LTD., ING CAPITAL ADVISORS, INC., ABN AMRO BANK N.V., SOCIETE GENERALE, THE FIRST NATIONAL BANK OF BOSTON, CAPTIVA FINANCE, LTD., BANQUE NATIONALE DE PARIS, THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH, CHASE SECURITIES, INC. AND THE ING CAPITAL SENIOR SECURED HIGH INCOME FUND, L.P. (COLLECTIVELY, AND TOGETHER WITH THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, THE "LENDERS"), TORONTO DOMINION (TEXAS), INC. AND THE CHASE MANHATTAN BANK (FORMERLY CHEMICAL BANK), AS DOCUMENTATION AGENTS, TORONTO DOMINION (TEXAS), INC., THE CHASE MANHATTAN BANK (FORMERLY CHEMICAL BANK), CIBC INC., CREDIT LYONNAIS CAYMAN ISLAND BRANCH, AND NATIONSBANK, N.A., AS MANAGING AGENTS, BANQUE PARIBAS, UNION BANK OF CALIFORNIA, N.A. (FORMERLY UNION BANK), CORESTATES BANK, N.A., FLEET BANK, N.A., ABN AMRO BANK N.V., SOCIETE GENERALE AND THE FIRST NATIONAL BANK OF BOSTON, AS CO-AGENTS, AND TORONTO DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

                                ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax ID number) ___________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for such agent.

Date:______________________         Your signature:_____________________________
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

                                                 By:____________________________
                                                      NOTICE: To be executed by
                                                      an executive officer.

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.
                                                     -----

                                                                       EXHIBIT C

                           FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS
                   -----------------------------------------


_______________________
_______________________
_______________________
_______________________

Attention:  Indenture Trust Division

Re:  CCA Holdings Corp.(the "Issuer")
     Series A Senior Subordinated
     Notes due 1999 (the "Notes")
     --------------------------------

Ladies and Gentlemen:

     In connection with our proposed purchase of $____________ aggregate principal amount of the Notes, we confirm that:

          1.  We have received a copy of the offering memorandum (the "Offering
                                                                       --------
     Memorandum"), dated February 10, 1997, relating to the Notes and such other
     ----------
     information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of February 13, 1997 relating to the Notes (the "Indenture") and the
                                                      ---------
     undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities
                                                                 ----------
     Act").

          3. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within three years after the original issuance of the Notes, we will do so only (A) to the Issuer or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter,
     (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certification, written legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          5.  We are an institutional "accredited investor" (as defined in Rule
                                       -------------------
     501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (an "institutional accredited investor") and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

          6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an "institutional accredited
                                                    ------------------------
     investor") as to each of which we exercise sole investment discretion.
     --------
     You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          7. We are not acquiring the Notes for distribution in any manner that would require registration or qualification under, or otherwise violate, applicable federal or state securities laws, without prejudice to our rights to dispose of such Notes or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time we deem it advisable to do so.

                                                        Very truly yours,

                                                        [Name of Transferee]

                                                        By:_________________
                                                        Authorized Signature

                                                                       EXHIBIT D


                      FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S
                           ------------------------



_____________________________
_____________________________
_____________________________
_____________________________

Attention:        Indenture Trust Division

Re:       CCA Holdings Corp.(the "Issuer")
                                  ------
          Series A Senior Subordinated Notes due 1999 (the "Notes")
          ---------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $            aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:
                       --------------

               (1) the offer of the Notes was not made and the sale will not be made to a person in the United States or to or for the benefit of a U.S. person as defined in Regulation S;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                      Very truly yours,


                                                      [Name of Transferor]

                                                      By:_________________
                                                      Authorized Signature

                                                                     EXHIBIT F-1


                          SECOND AMENDED AND RESTATED
                                    GUARANTY

          Reference is made to (i) the Indenture dated as of February 13, 1997 (the "Indenture") between CCA Holdings Corp. ("CCA") and Harris Trust and Savings Bank, as trustee, and (ii) the Amended and Restated Guaranty dated November 15, 1996 (the "Predecessor Guaranty") issued by CCA Acquisition Corp., a Delaware corporation (the "Guarantor") for the benefit of HC Crown Corp. ("HC Crown") pursuant to the Amended and Restated HC Crown Loan Agreement between CCA and HC Crown dated as of November 15, 1996 (the "Loan Agreement"). Pursuant to
Article XIV of the Indenture, for value received, the Guarantor for the benefit of the holders of the Notes hereby irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of the Notes, but subject in all cases to the terms of Article XIII of the Indenture. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

          1. The Guarantor's obligations under this Guaranty shall be unconditional, irrespective of the validity or enforceability of any other provision of the Notes, but subject in all cases to the terms of Article XIII of the Indenture and Sections 9 and 10 below.

          2. This Guaranty is a guaranty of payment and shall remain in full force and effect until all amounts payable by CCA under the Notes have been validly, finally and irrevocably paid in full, and shall not be affected in any way by the absence of any action to obtain such amounts from CCA or by any variation, extension, waiver, compromise or release of any or all of the obligations of CCA under the Notes or of any security from time to time therefor. The Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to the Notes.

          3. This Guaranty shall not be affected by the occurrence of any Event of Default or by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of CCA under the Notes or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. If CCA merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by CCA under the Notes, but subject in all cases to the terms of the Indenture.

          4. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment of CCA, in whole or in part, is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of CCA or otherwise, all as though such payment had not been made.

          5. This Guaranty shall be binding on the Guarantor and its successors and assigns and shall inure to the benefit of the holders of the Notes and their respective successors and assigns, except that the Guarantor may not delegate any obligations hereunder without the prior written consent of the Trustee.

          6. Any suit, action or proceeding against the Guarantor with respect to this Guaranty or on any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York and the Guarantor submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding or judgment.

          7. The Guarantor hereby waives any right the Guarantor may have to jury trial.

          8. This Guaranty shall be governed by and interpreted and construed in accordance with the law of the State of New York, without giving effect to principles of conflicts of laws.

          9. Notwithstanding anything contained herein which may be construed to the contrary, no right or remedy shall be exercised against the Guarantor or any of its successors or assigns hereunder on or prior to the CCE-I Credit Facility Termination Date.

          10. Notwithstanding anything contained herein which may be construed to the contrary, any payments in respect of this Guaranty to be made by the Guarantor shall only be serviced by (i) the proceeds of dividends or distributions received, directly or indirectly, from any Restricted Subsidiary of the Guarantor and (ii) any income directly generated by the Guarantor (provided that for purposes of this clause (ii) only, "income directly generated by the Guarantor" shall not include any dividends or distributions received from a Subsidiary of the Guarantor).

          11. Upon execution of this Guaranty and the Indenture, any and all guaranties issued by the Guarantor (including, without limitation, the Predecessor Guaranty) pursuant to the terms and conditions of the Loan Agreement shall be null and void and any and all obligations with respect thereto shall cease to be in effect.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the 13th day of February, 1997.

                                           CCA ACQUISITION CORP.


                                           By:____________________________
                                              Name: Kent Kalkwarf
                                              Title: Senior Vice President

                                                                    EXHIBIT F-11


                          SECOND AMENDED AND RESTATED
                                    GUARANTY

          Reference is made to (i) the Indenture dated as of February 13, 1997 (the "Indenture") between CCA Holdings Corp. ("CCA") and Harris Trust and Savings Bank, as trustee, and (ii) the Amended and Restated Guaranty dated November 15, 1996 (the "Predecessor Guaranty") issued by Charter Communications Entertainment, L.P., a Delaware partnership (the "Guarantor") for the benefit of HC Crown Corp. ("HC Crown") pursuant to the Amended and Restated HC Crown Loan Agreement between CCA and HC Crown dated as of November 15, 1996 (the "Loan Agreement"). Pursuant to Article XIV of the Indenture, for value received, the Guarantor for the benefit of the holders of the Notes hereby irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of the Notes, but subject in all cases to the terms of Article XIII of the Indenture. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

          1. The Guarantor's obligations under this Guaranty shall be unconditional, irrespective of the validity or enforceability of any other provision of the Notes, but subject in all cases to the terms of Article XIII of the Indenture and Sections 9 and 10 below.

          2. This Guaranty is a guaranty of payment and shall remain in full force and effect until all amounts payable by CCA under the Notes have been validly, finally and irrevocably paid in full, and shall not be affected in any way by the absence of any action to obtain such amounts from CCA or by any variation, extension, waiver, compromise or release of any or all of the obligations of CCA under the Notes or of any security from time to time therefor. The Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to the Notes.

          3. This Guaranty shall not be affected by the occurrence of any Event of Default or by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of CCA under the Notes or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. If CCA merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by CCA under the Notes, but subject in all cases to the terms of the Indenture.

          4. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment of CCA, in whole or in part, is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of CCA or otherwise, all as though such payment had not been made.

          5. This Guaranty shall be binding on the Guarantor and its successors and assigns and shall inure to the benefit of the holders of the Notes and their respective successors and assigns, except that the Guarantor may not delegate any obligation s hereunder without the prior written consent of the Trustee.

          6. Any suit, action or proceeding against the Guarantor with respect to this Guaranty or on any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York and the Guarantor submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding or judgment.

          7. The Guarantor hereby waives any right the Guarantor may have to jury trial.

          8. This Guaranty shall be governed by and interpreted and construed in accordance with the law of the State of New York, without giving effect to principles of conflicts of laws.

          9. Notwithstanding anything contained herein which may be construed to the contrary, no right or remedy shall be exercised against the Guarantor or any of its successors or assigns hereunder on or prior to the CCE-I Credit Facility Termination Date, on or prior to the Tranche B Maturity Date under a certain Credit Agreement dated as of September 29, 1995 among certain lenders and Charter Communications Entertainment II, L.P., a subsidiary of the Guarantor ("CCE-II"), as amended by the First Amendment thereto dated as of February 29, 1996, by such lenders and Charter Communications Entertainment II, L.P., on or prior to the indefeasible payment in full in cash and termination of any other senior indebtedness of CCE-II or any senior indebtedness of any New CCE Subsidiary (as defined in the Indenture) as each of the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

          10. Notwithstanding anything contained herein which may be construed to the contrary, any payments in respect of this Guaranty to be made by the Guarantor shall only be serviced by (i) the proceeds of dividends or distributions received, directly or indirectly, from any Restricted Subsidiary of the Guarantor and (ii) any income directly generated by the Guarantor (provided that for purposes of this clause (ii) only, "income directly generated by the Guarantor" shall not include any dividends or distributions received from a Subsidiary of the Guarantor, or payments of principal or interest by CCE-II to the Guarantor in connection with the $25 million intercompany loan from the Guarantor to CCE-II which is outstanding as of the date hereof).

          11. Upon execution of this Guaranty and the Indenture, any and all guaranties issued by the Guarantor (including, without limitation, the Predecessor Guaranty) pursuant to the terms and conditions of the Loan Agreement shall be null and void and any and all obligations with respect thereto shall cease to be in effect.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the 13th day of February, 1997.

                                      CHARTER COMMUNICATIONS
                                      ENTERTAINMENT, L.P.

                                      By:  CCA Acquisition Corp.,
                                           a general partner

                                           By:____________________________
                                              Name: Kent Kalkwarf
                                              Title: Senior Vice President

                                                                   EXHIBIT F-111


                          SECOND AMENDED AND RESTATED
                                    GUARANTY

          Reference is made to (i) the Indenture dated as of February 13, 1997 (the "Indenture") between CCA Holdings Corp. ("CCA") and Harris Trust and Savings Bank, as trustee, and (ii) the Amended and Restated Guaranty dated November 15, 1996 (the "Predecessor Guaranty") issued by Cencom Cable Entertainment, Inc., a Delaware corporation (the "Guarantor") for the benefit of HC Crown Corp. ("HC Crown") pursuant to the Amended and Restated HC Crown Loan Agreement between CCA and HC Crown dated as of November 15, 1996 (the "Loan Agreement"). Pursuant to Article XIV of the Indenture, for value received, the Guarantor for the benefit of the holders of the Notes hereby irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of the Notes, but subject in all cases to the terms of Article XIII of the Indenture. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

          1. The Guarantor's obligations under this Guaranty shall be unconditional, irrespective of the validity or enforceability of any other provision of the Notes, but subject in all cases to the terms of Article XIII of the Indenture and Sections 9 and 10 below.

          2. This Guaranty is a guaranty of payment and shall remain in full force and effect until all amounts payable by CCA under the Notes have been validly, finally and irrevocably paid in full, and shall not be affected in any way by the absence of any action to obtain such amounts from CCA or by any variation, extension, waiver, compromise or release of any or all of the obligations of CCA under the Notes or of any security from time to time therefor. The Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to the Notes.

          3. This Guaranty shall not be affected by the occurrence of any Event of Default or by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of CCA under the Notes or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. If CCA merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by CCA under the Notes, but subject in all cases to the terms of the Indenture.

          4. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment of CCA, in whole or in part, is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of CCA or otherwise, all as though such payment had not been made.

          5. This Guaranty shall be binding on the Guarantor and its successors and assigns and shall inure to the benefit of the holders of the Notes and their respective successors and assigns, except that the Guarantor may not delegate any obligations hereunder without the prior written consent of the Trustee.

          6. Any suit, action or proceeding against the Guarantor with respect to this Guaranty or on any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York and the Guarantor submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding or judgment.

          7. The Guarantor hereby waives any right the Guarantor may have to jury trial.

          8. This Guaranty shall be governed by and interpreted and construed in accordance with the law of the State of New York, without giving effect to principles of conflicts of laws.

          9. Notwithstanding anything contained herein which may be construed to the contrary, no right or remedy shall be exercised against the Guarantor or any of its successors or assigns hereunder on or prior to the CCE-I Credit Facility Termination Date.

          10. Notwithstanding anything contained herein which may be construed to the contrary, any payments in respect of this Guaranty to be made by the Guarantor shall only be serviced by (i) the proceeds of dividends or distributions received, directly or indirectly, from any Restricted Subsidiary of the Guarantor and (ii) any income directly generated by the Guarantor (provided that for purposes of this clause (ii) only, "income directly generated by the Guarantor" shall not include any dividends or distributions received from a Subsidiary of the Guarantor).

          11. Upon execution of this Guaranty and the Indenture, any and all guaranties issued by the Guarantor (including, without limitation, the Predecessor Guaranty) pursuant to the terms and conditions of the Loan Agreement shall be null and void and any and all obligations with respect thereto shall cease to be in effect.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the 13th day of February, 1997.

                                           CENCOM CABLE ENTERTAINMENT, INC.


                                           By:_____________________________
                                              Name: Kent Kalkwarf
                                              Title: Senior Vice President

                                                                    EXHIBIT F-IV


                   FORM OF NEW RESTRICTED SUBSIDIARY GUARANTY

          Reference is made to the Indenture dated as of February 13, 1997 (the "Indenture") between CCA Holdings Corp. ("CCA") and Harris Trust and Savings Bank (the "Trustee"), as trustee for the holders of the Notes (as defined in the Indenture). Pursuant to Article XIV of the Indenture, for value received, ____________ (the "Guarantor") for the benefit of the holders of the Notes hereby irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of the Notes, but subject in all cases to the terms of Article XIII of the Indenture. Except as otherwise provided in this Guaranty, capitalized terms defined in the Indenture shall have the same respective meanings in this Guaranty.

          1. The Guarantor's obligations under this Guaranty shall be unconditional, irrespective of the validity or enforceability of any other provision of the Notes, but subject in all cases to the terms of Article XIII of Indenture and Section 9.

          2. This Guaranty is a guaranty of payment and shall remain in full force and effect until all amounts payable by CCA under the Notes have been validly, finally and irrevocably paid in full, and shall not be affected in any way by the absence of any action to obtain such amounts from CCA or by any variation, extension, waiver, compromise or release of any or all of the obligations of CCA under the Notes or of any security from time to time therefor. The Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to the Notes.

          3. This Guaranty shall not be affected by the occurrence of any Event of Default or by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of CCA under the Notes or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. If CCA merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by CCA under the Notes, but subject in all cases to the terms of Article XIII of the Indenture.

          4. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment of CCA, in whole or in part, is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of CCA or otherwise, all as though such payment had not been made.

          5. This Guaranty shall be binding on the Guarantor and its successors and assigns and shall inure to the benefit of the holders of the Notes and their respective successors and assigns, except that the Guarantor may not delegate any obligations hereunder without the prior written consent of the Trustee.

          6. Any suit, action or proceeding against the Guarantor with respect to this Guaranty or on any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York and the Guarantor submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding or judgment.

          7. The Guarantor hereby waives any right the Guarantor may have to jury trial.

          8. This Guaranty shall be governed by and interpreted and construed in accordance with the law of the State of New York, without giving effect to principles of conflicts of laws.

          9. Notwithstanding anything contained herein which may be construed to the contrary, any payments in respect of this Guaranty to be made by the Guarantor shall be limited to funds that are (i) the proceeds of dividends or distributions received, directly or indirectly, from any Restricted Subsidiary of the Guarantor and (ii) income directly generated by the Guarantor (provided that for purposes of this clause (ii) only, "income directly generated by the Guarantor" shall not include any dividends or distributions received from a Subsidiary of the Guarantor).

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the ____ day of ________, ____.

                                           ____________________________



                                           By:__________________________
                                              Name:
                                              Title: